As filed with the Securities and Exchange Commission on August 21, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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GLOBAL PAYMENTS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GLOBAL PAYMENTS INC.

10 GLENLAKE PARKWAY, NORTH TOWER

ATLANTA, GEORGIA 30328

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The 2009 annual meeting of shareholders (the “Annual Meeting”) of Global Payments Inc. (the “Company”) will be held at our offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473 on September 30, 2009, at 11:00 a.m., Atlanta time, for the following purposes:

1.	To elect three Class III directors to serve until the annual meeting of shareholders in 2012, or until their successors are duly elected and qualified or until their earlier resignation, retirement, disqualification, removal from office or death;

2.	To ratify the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants;

3.	To approve a list of qualified business criteria for performance-based awards to be granted under the Global Payments Inc. Third Amended and Restated 2005 Incentive Plan (the “2005 Plan”); and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on August 7, 2009 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. You may vote your shares via the Internet or by telephone, as instructed in the Notice of Electronic Availability of Proxy Materials, or if you received your proxy materials by mail, you may also vote by mail.

YOUR VOTE IS IMPORTANT

Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits us by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by (i) delivering written notice of revocation to our Corporate Secretary, Suellyn P. Tornay, at the above address, (ii) submitting to us a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 1:00 a.m., Central Time, on September 30, 2009.

When you submit your proxy, you authorize Paul R. Garcia or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions or, if no instructions are given, for the election of the Class III nominees, for the ratification of the reappointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent public accountants and for the approval of the list of qualified business criteria for performance-based awards to be granted under the 2005 Plan. The proxies, in their discretion, are further authorized to vote on any adjournments or postponements of the Annual Meeting, for the election of one or more persons to the Board of Directors if any of the nominees becomes unable to serve or for good cause will not serve, on matters which the Board does not know a reasonable time before making the proxy solicitations will be presented at the Annual Meeting, or any other matters which may properly come before the Annual Meeting and any postponements or adjournments thereto.

By Order of the Board of Directors,

SUELLYN P. TORNAY,

Executive Vice President,

General Counsel and Corporate Secretary

Dated: August 21, 2009

August 21, 2009

GLOBAL PAYMENTS INC.

10 GLENLAKE PARKWAY, NORTH TOWER

ATLANTA, GEORGIA 30328

PROXY STATEMENT

A.	Introduction

This Proxy Statement is being furnished to solicit proxies on behalf of the Board of Directors of Global Payments Inc. (the “Company” or “we”) for use at the 2009 annual meeting of shareholders (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will be held at our offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473 on September 30, 2009, at 11:00 a.m., Atlanta time, for the following purposes:

1.	To elect three Class III directors to serve until the annual meeting of shareholders in 2012, or until their successors are duly elected and qualified or until their earlier resignation, retirement, disqualification, removal from office or death,

2.	To ratify the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants,

3.	To approve a list of qualified business criteria for performance-based awards to be granted under the Global Payments Inc. Third Amended and Restated 2005 Incentive Plan (the “2005 Plan”); and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by the Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. You will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

The Notice of Electronic Availability of Proxy Materials and this Proxy Statement are first being mailed to shareholders on or about August 21, 2009.

B.	Quorum and Voting

(1) Voting Shares. Pursuant to our Amended and Restated Articles of Incorporation, only the Company’s common shares, no par value (the “Common Stock”), may be voted at the Annual Meeting.

(2) Record Date. Only those holders of Common Stock of record at the close of business on August 7, 2009, are entitled to receive notice and to vote at the Annual Meeting or any adjournment or postponement thereof. On that date, there were 80,653,542 shares of Common Stock issued and outstanding, held by approximately 2,493 shareholders of record. These holders are entitled to one vote per share.

(3) Quorum. In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a “Quorum”), either in person or represented by proxy. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a Quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the respective shareholders have indicated their intention to abstain or withhold their votes. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a Quorum and may be entitled to vote on other matters at the Annual Meeting.

(4) Voting Options. The first proposal, which is the election of three directors in Class III, will require the vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present. Shareholders may (i) vote “for” each nominee, or (ii) “withhold” authority to vote for any nominee. If a Quorum is present, a vote to “withhold” and a broker non-vote will have no effect on the outcome of the election of directors. The three nominees receiving the most votes will be elected to serve as the Class III Directors for a three-year term.

With respect to the second proposal, the ratification of the reappointment of Deloitte as the Company’s independent public accountants, shareholders may (i) vote “for,” (ii) vote “against,” or (iii) “abstain” from voting on the proposal. An abstention will have the same effect as a vote “against,” while a broker non-vote will have no effect on the outcome of the reappointment of Deloitte as the Company’s independent public accountants.

With respect to the third proposal, the approval of a list of qualified business criteria for performance-based awards to be granted under the Global Payments Inc. Third Amended and Restated 2005 Incentive Plan (the “2005 Plan”) in order to preserve federal income tax deductions, shareholders may (i) vote “for,” (ii) vote “against,” or (iii) “abstain” from voting on the proposal. An abstention will have the same effect as a vote “against,” while a broker non-vote will have no effect on the outcome of the approval.

(5) How to Vote If you received a notice of electronic availability, you cannot vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card.

Internet and Telephone Voting. Shareholders of record can simplify their voting and reduce our costs by voting their shares via the Internet or by telephone. Shareholders may submit their proxy voting instructions via the Internet or telephone by following the instructions provided in the notice of electronic availability. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of Internet and telephone voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you received a printed version of the proxy materials by mail, you may vote by following the instructions provided with your proxy materials and on your proxy card.

(6) Default Voting. When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2 RELATING TO THE RATIFICATION OF THE REAPPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS, AND “FOR” PROPOSAL 3 RELATING TO THE APPROVAL OF A LIST OF QUALIFIED BUSINESS CRITERIA FOR PERFORMANCE-BASED AWARDS TO BE GRANTED UNDER THE GLOBAL PAYMENTS INC. THIRD AMENDED AND RESTATED 2005 INCENTIVE PLAN.

The Board of Directors is not presently aware of any business to be presented for a vote at the Annual Meeting other than the proposals noted above. If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is made, in their own discretion.

(7) Revocation of a Proxy. A shareholder’s submission of a proxy via the Internet, by telephone, or by mail does not affect the shareholder’s right to attend in person. A shareholder who has given a proxy may revoke it at any time prior to its being voted at the Annual Meeting by (i) delivering written notice of revocation to our Corporate Secretary, Suellyn P. Tornay, at our address listed on the first page of this proxy statement, (ii) properly submitting to us a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 1:00 a.m. Central Time on September 30, 2009.

(8) Adjourned Meeting. If a Quorum is not present, the Annual Meeting may be adjourned by the holders of a majority of the shares of Common Stock represented at the Annual Meeting. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the reconvened meeting if the date, time and place of the reconvened meeting are announced at the adjourned meeting before its adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to the shareholders of record as of the new record date. An adjournment will have no effect on the business to be conducted at the meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS; NOMINEES

Our Bylaws provide that the number of directors constituting the Board of Directors shall be not less than two nor more than twelve, as determined from time to time by resolution of the shareholders or of the Board of Directors. Our Board of Directors has adopted a resolution that the Board should have nine members. The Board of Directors currently consists of nine members, who are divided into three classes, with the term of office of each class ending in successive years. Each class of directors serves staggered three-year terms.

The three directors in Class III, Alex W. Hart, William I Jacobs, Alan M. Silberstein, have been nominated for election at the Annual Meeting. The Class III Directors will be elected to hold office until the 2012 annual meeting of shareholders, or until their respective successors have been duly elected and qualified, or until their respective earlier resignation, retirement, disqualification, removal from office or death. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.

The affirmative vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of each of the nominees. If a choice is specified on the proxy card by a shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” each of the three nominees.

A.	Certain Information Concerning the Nominees and Directors

The following table sets forth the names of the nominees and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information. There is no family relationship between any of our executive officers or directors. There are no arrangements or understandings between any of our directors and any other person pursuant to which any of them was elected as a director, other than arrangements or understandings with the directors solely in their capacities as such. For information concerning membership on committees of the Board of Directors, see “Other Information about the Board and its Committees” below.

NOMINEES FOR DIRECTOR

Class III

Term Expiring Annual Meeting 2012

Name and Age	Month and Year First Became Director, Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Alex W. Hart (69)

Director of the Company (since February 2001)

Business Consultant (since October 1997); Chief Executive Officer of Advanta Corporation (1995-1997); Executive Vice Chairman of Advanta Corporation (1994); President and Chief Executive Officer of MasterCard International (1988-1994); Director, Fair Isaac Corporation and VeriFone, Inc.; Chairman of the Board and Director, Silicon Valley Bancshares.

William I Jacobs (67)

Director of the Company (since February 2001)

Business Advisor (since August 2002); Managing Director and Chief Financial Officer of The New Power Company (2000-2002) (1); Senior Executive Vice President, Strategic Ventures for MasterCard International (1999-2000); Executive Vice President, Global Resources for MasterCard International (1995-1999); Executive Vice President, Chief Operating Officer, Financial Security Assurance, Inc. (1984-1994); Director, Asset Acceptance Capital Corp.

Alan M. Silberstein (61)

Director of the Company (since September 2003)

President, Allston Associates LLP (previously Silco Associates Inc.) (since October 2004) (2); President and Chief Operating Officer, Debt Resolve, Inc. (2003-2004) (3); President and Chief Executive Officer, Western Union (2000-2001); Chairman and Chief Executive Officer, Claim Services, Travelers Property Casualty Insurance (1996-1997); Executive Vice President, Retail Banking, Midlantic Corporation (1992-1995); Director, Capital Access Network, Inc.

(1)	National residential and small business energy provider.

(2)	Management services firm.

(3)	Provider of online collections services.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class I

Term Expiring Annual Meeting 2010

Name and Age	Month and Year First Became Director, Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Edwin H. Burba, Jr. (72)

Director of the Company (since February 2001)

National Security Leadership and Business Consultant (since 1993); Commander in Chief, Forces Command, United States Army (1989-1993); Commanding General, Combined Field Army of the Republic of Korea and United States (1988-1989).

Raymond L. Killian (72)

Director of the Company (since September 2003)

Chairman Emeritus, Investment Technology Group, Inc. (since March 2007) (1); Chairman, Investment Technology Group, Inc. (1997-2007); President and Chief Executive Officer, Investment Technology Group, Inc. (1995-2002 and 2004-2007); Executive Vice President, Jefferies Group, Inc. (1985-1995); Vice President, Institutional Sales, Goldman Sachs & Co. (1982-1985).

Ruth Ann Marshall (55)

Director of the Company (since September 2006)

President, Americas for MasterCard International (2000-2006) (2); Senior Executive Vice President, Concord, EFS (1995-1999); Director, Pella Corporation and ConAgra, Inc.

(1)	Specialized agency brokerage and technology firm.

(2)	A global payment solutions company.

Class II

Term Expiring Annual Meeting 2011

Name and Age	Month and Year First Became Director, Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Paul R. Garcia (57)	Chairman of the Board of the Company (since October 2002); Director and Chief Executive Officer of the Company (since February 2001); Chief Executive Officer of NDC eCommerce, a division of National Data Corporation (July 1999 - January 2001); President and Chief Executive Officer of Productivity Point International (March 1997 – September 1998); Group President of First Data Card Services (1995 – 1997); Chief Executive Officer of National Bancard Corporation (NaBANCO) (1989 – 1995).

Gerald J. Wilkins (51)

Director of the Company (since November 2002)

Chief Financial Officer, Habitat for Humanity International (2007-2008) (1); President, WJG Consulting, Inc. (2003-2007) (2); Executive Vice President and Chief Financial Officer of AFC Enterprises, Inc. (2000-2003) (3); Chief Financial Officer of AFC Enterprises, Inc. (1995-2000); Vice President, International Business Planning, KFC International (1993-1995).

Michael W. Trapp (69)

Director of the Company (since July 2003)

President, Sands Partners, Inc. (since 2000) (4); Managing Partner, Southeast area, Ernst & Young LLP (1993-2000); Director, The Ann Taylor Stores Corporation.

(1)	Nonprofit housing ministry.

(2)	Independent consulting firm.

(3)	Franchisor and operator of quick-service restaurants.

(4)	Investment business.

B.	Other Information about the Board and its Committees

(1) Meetings. During the fiscal year ended May 31, 2009 (the 2009 fiscal year), our Board of Directors held six meetings. All directors attended 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served during the period for which the respective director served on the Board of Directors or the applicable committee.

(2) Fiscal Year 2009 Director Compensation. The following table reflects the compensation payable to the outside directors of the Company. Since we do not offer any non-equity incentive plan compensation or any pension benefits to our directors, and there was no other compensation required to be disclosed, columns (e), (f), and (g) have been eliminated.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total
(a)	(b)	(c)	(d)	(h)
Edwin H. Burba	$67,500	$45,006	$56,199	$168,705
Paul R. Garcia (3)	—	—	—	—
Alex W. Hart	$67,500	$45,006	$56,199	$168,705
William I Jacobs	$94,500	$70,004	$56,199	$220,703
Raymond L. Killian	$72,000	$45,006	$56,199	$173,205
Ruth Ann Marshall	$55,500	$45,006	$48,472	$148,978
Alan M. Silberstein	$64,500	$45,006	$56,199	$165,705
Michael W. Trapp	$73,000	$45,006	$56,199	$174,205
Gerald J. Wilkins	$60,000	$45,006	$56,199	$161,205

(1)	The amount shown in this column is the number of shares received multiplied by the value of the stock on the date of the grant. Additional details are set forth in the section entitled “Compensation Policy” below. Such shares are entitled to receive dividends once issued but at the same rate as all of the Company’s shareholders.

(2)	The amounts shown in this column reflect stock option awards granted in fiscal year 2009 and in prior years. The amounts are valued based on the amounts recognized for financial statement reporting purposes for option awards during fiscal year 2009 related to service-based vesting conditions pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. See Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2009 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123R. Additional details regarding the grant are set forth in the section entitled “Amended and Restated 2000 Non-Employee Director Stock Option Plan” below.

(3)	Mr. Garcia is a member of the Board of Directors and is also an employee of the Company and does not receive any additional compensation for his role as a director.

(3) Compensation Policy. We have a policy regarding the compensation of directors, which provides that a non-employee director who serves as the lead director is compensated at a rate of $75,000 per year in cash and receives shares of the Company’s stock worth approximately $70,000. A non-employee director who serves as the chairperson of the audit committee receives $55,000 in cash and stock worth approximately $45,000. A non-employee director who serves as a chairperson of any other committee receives $50,000 in cash and stock worth approximately $45,000. Each other non-employee director receives an annual retainer of $45,000 in cash and shares of stock worth approximately $45,000. All Company stock issued pursuant to the director compensation policy is valued at the then-prevailing market price and is issued under our Amended and Restated 2005 Incentive Plan. Pursuant to the foregoing policy, Mr. Jacobs received 1,599 shares of stock, and each of the other non-employee directors received 1,028 shares of stock. Such stock is issued and cash is paid on the business day following each annual meeting of shareholders. By paying part of the annual consideration in stock, we believe that this encourages ownership of our stock by our directors.

In addition, all non-employee directors received $1,500 per Board meeting attended, except for the lead director who received $2,500 per Board meeting. Non-employee directors who served on a committee received $1,500 per committee meeting, while the chairperson of such committee received $2,500 per committee meeting. Telephonic meetings and telephonic participation are compensated at $1,000 per meeting. We do not compensate a director who is also an employee of the Company for his or her services as a director. Directors were also compensated for their out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

(4) Amended and Restated 2000 Non-Employee Director Stock Option Plan. We maintain the Amended and Restated 2000 Non-Employee Director Stock Option Plan (the “2000 Director Plan”), which provides for the grant to each of our non-employee directors of an option to purchase shares of Common Stock having a valuation according to the Black-Scholes option pricing model of $80,000. The purpose of the 2000 Director Plan is to advance the interests of the Company by encouraging ownership of our Common Stock by non-employee directors, thereby giving such directors an increased incentive to devote their efforts to our success. The options are granted to non-employee directors upon election or appointment to the Board and on the business day following each annual meeting of shareholders. Option grants under the 2000 Director Plan are pro-rated for partial years of service. All options granted in fiscal year 2009 under the 2000 Director Plan will become exercisable as to 25% of the shares after the first year, 25% after the second year, 25% after the third year, and 25% after the fourth year of service from the grant date, except that such options will become fully exercisable upon the death, disability or retirement of the grantee, or upon the grantee’s failure to be re-nominated or re-elected as a director. Upon a grantee’s termination as a director for any reason, the options held by such person under the 2000 Director Plan will remain exercisable for five years or until the earlier expiration of the option. The exercise price for each option granted under the 2000 Director Plan will be the fair market value of the shares of Common Stock subject to the option on the date of the grant. Each option granted under the 2000 Director Plan will, to the extent not previously exercised, terminate and expire on the date which is 10 years after the grant date of the option unless the 2000 Director Plan provides for earlier termination. During the fiscal year ended May 31, 2009, the eight non-employee directors received a stock option grant for the purchase of 6,250 shares of the Company’s Common Stock at an exercise price of $43.78 per share.

(5) Outstanding Options for Directors. The following table reflects the outstanding options (vested and unvested) for each non-employee director as of May 31, 2009. The value is calculated by multiplying the number of options outstanding by the difference between the value of our stock on the first business day after May 31, 2009, which was $36.61, and the exercise price of the option.

Non-employee Directors	Options Outstanding as of May 31, 2009 (includes vested and unvested)	Value as of the first business day following May 31, 2009 (includes vested and unvested)
Edwin H. Burba	61,312	$880,967
Alex W. Hart	45,572	$485,935
William I Jacobs	61,312	$880,967
Raymond L. Killian	32,190	$189,823
Ruth Ann Marshall	16,022	$0
Alan M. Silberstein	32,190	$189,823
Michael W. Trapp	33,416	$213,883
Gerald J. Wilkins	29,730	$147,376

(6) Lead Director. The lead director’s duties generally include serving as the chairperson for all executive sessions of the non-management directors and communicating to the Chief Executive Officer the results of non-management executive Board sessions. Mr. Jacobs serves as our lead director. Any interested party may contact the lead director by directing such communications to him at our address (10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473). Any such correspondence received by us will be forwarded to Mr. Jacobs.

(7) Director Independence. Each year the Board of Directors undertakes a review of director independence based on the standards for director independence included in the New York Stock Exchange corporate governance rules. The Board considers whether or not there existed any relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of the review was to determine whether or not any such relationships and transactions existed and, if so, whether any such relationships or transactions were inconsistent with a determination that the director is independent. In fiscal year 2009, there were no such relationships or transactions between the non-employee directors and the Company to review and, as a result, the Board of Directors has determined that all of the directors, except Mr. Garcia (who serves as the Company’s Chief Executive Officer), are independent of the Company and its management.

(8) Committees. Our Board of Directors has a separately-designated Audit Committee, a Compensation Committee, a Governance and Nominating Committee, and a Technology Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that all members of the four committees satisfy the independence requirements of the SEC and the New York Stock Exchange. Each of the committee charters and our corporate governance guidelines are available on our website (www.globalpaymentsinc.com), and will be provided free of charge, upon written request of any shareholder addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473, Attention: Investor Relations. Certain information regarding the functions of the Board’s committees and their present membership is provided below.

(9) Audit Committee. As of the end of fiscal year 2009, the members of the Audit Committee were Mr. Trapp (Chairperson), Mr. Wilkins, and Mr. Silberstein. The Audit Committee operates under a written charter adopted by the Board of Directors which is available on our website (www.globalpaymentsinc.com). The Audit Committee annually reviews a report by the independent auditors describing the firm’s internal quality control procedures; reviews the scope, plan and results of the annual audit of the financial statements by our independent auditors; reviews the scope, plan and results of the internal audit program; reviews the nature and extent of non-audit professional services performed by the independent auditors; and annually recommends to the Board of Directors the firm of independent public accountants to be selected as our independent auditors for the next fiscal year. During fiscal year 2009, the Audit Committee held four meetings, each of which was separate from a regular Board meeting.

(10) Audit Committee Financial Expert. The Board of Directors has determined that the chairman of the Audit Committee, Mr. Trapp, is an audit committee financial expert and is independent as independence for audit committee members is defined under the rules established by the SEC and the New York Stock Exchange.

(11) Compensation Committee. As of the end of fiscal year 2009, the members of the Compensation Committee were General Burba (Chairperson), Mr. Hart, Mr. Jacobs, Mr. Killian and Ms. Marshall. The Committee operates under a written charter which is available on our website (www.globalpaymentsinc.com). This committee reviews levels of compensation, benefits, and performance criteria for our executive officers and administers the Amended and Restated 2000 Long Term Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2000 Director Plan, and the Amended and Restated 2005 Incentive Plan. The Compensation Committee charter allows the Committee to delegate certain matters within its authority to individuals, and the Committee may form and delegate authority to subcommittees as appropriate. In addition, the Committee has the authority under its charter to retain outside advisors to assist the Committee in the performance of its duties, and for fiscal year 2009 the Committee retained the services of Hewitt Associates, an independent compensation consulting firm. The Compensation Discussion and Analysis section of this proxy statement describes our processes and procedures for the consideration and determination of executive compensation, including the role of the executive officers in determining compensation, and describes the role of Hewitt in more detail.

During fiscal year 2007, the Compensation Committee also hired Hewitt to assist with a review of the director compensation. The Compensation Committee, with Hewitt’s assistance, made recommendations to the full Board, which were approved on July 24, 2007 and which took effect on September 27, 2007 and will remain in effect for three years. The executives have no role in determining Board compensation. During fiscal year 2009, the Compensation Committee held four meetings, all of which were separate from regular Board meetings.

(12) Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee has ever served as an officer or an employee of the Company or any of its subsidiaries and has never had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

(13) Governance and Nominating Committee. As of the end of fiscal year 2009, the members of the Governance and Nominating Committee were Mr. Hart (Chairperson), General Burba, Mr. Jacobs, and Ms. Marshall. The Committee operates under a formal charter which is available on our website (www.globalpaymentsinc.com). This committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to us, determining the structure of the Board and its committees, and for identifying, nominating, proposing, and qualifying nominees for open seats on the Board of Directors, based primarily on the following criteria:

•	Experience as a member of senior management or director of a significant business corporation, educational institution, or not-for-profit organization;

•	Particular skills or experience that enhances the overall composition of the Board of Directors;

•	Serves on no more than five other publicly-held corporation boards of directors; and

•	Serves on no more than three other audit committees of boards of directors of publicly-held corporations.

In evaluating nominees, the Committee will also take into account the consideration that members of the Board of Directors should collectively possess a broad range of skills, expertise, industry knowledge and other knowledge, business experience and other experience useful to the effective oversight of our business.

The Governance and Nominating Committee does not consider or accept nominees to the Board of Directors nominated by shareholders. The Governance and Nominating Committee considers candidates for director who are recommended by other members of the Board of Directors and by management, as well as those identified by any outside consultants retained by the committee to assist in identifying possible candidates.

Members of the Governance and Nominating Committee must discuss and evaluate possible candidates prior to recommending them to the Board. This committee had one formal meeting during fiscal year 2009.

(14) Technology Committee. As of the end of fiscal year 2009, the members of the Technology Committee were Mr. Killian (Chairperson), Mr. Hart, and Mr. Silberstein. The Committee operates under a formal charter which is available on our website (www.globalpaymentsinc.com). This committee is to serve as a liaison between the Board and management with regard to matters related to information technology and information security and to review the practices and key initiatives of the Company related to information technology and information security. During fiscal year 2009, the Technology Committee held two meetings, both of which were separate from regular Board meetings.

(15) Communications from Security Holders. Any security holder may contact any member of the Board of Directors by directing such communication to such Board member at our address (10 Glenlake

Parkway, North Tower, Atlanta, Georgia 30328-3473). Any such correspondence received by us shall be forwarded to the applicable Board member.

(16) Attendance at Annual Meeting. All directors are expected to attend our annual meeting of shareholders. On the date of the fiscal year 2008 annual shareholder meeting, there were nine members on our Board of Directors, and all nine members were present at the meeting.

PROPOSAL TWO:

RATIFICATION OF THE REAPPOINTMENT OF AUDITORS

A.	Deloitte & Touche LLP

The Audit Committee recommends, and the Board of Directors selects, independent public accountants for the Company. The Audit Committee has recommended that Deloitte & Touche LLP, or Deloitte, who served during the fiscal year ended May 31, 2009, be selected for the fiscal year ending May 31, 2010, and the Board has approved the selection. Unless a shareholder directs otherwise, proxies will be voted for the approval of the selection of Deloitte as independent public accountants for fiscal year ending May 31, 2010. If the appointment of Deloitte is not ratified by the shareholders, the Board will consider the selection of other independent public accountants for 2010.

A representative of Deloitte will be present at the 2009 Annual Meeting. The representative will be given the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

B.	Audit Fees

The aggregate fees billed by Deloitte for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q were $1,941,000 for fiscal year 2008 and $2,622,000 for fiscal year 2009.

C.	Audit-Related Fees

Audit-related fees are the fees billed by Deloitte for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The audit-related fees billed during fiscal year 2008 were $82,000 and during fiscal year 2009 were $172,000. The fees paid in fiscal years 2008 and 2009 were for services in connection with acquisition due diligence procedures and audits of financial statements included in certain Asia-Pacific jurisdiction tax returns, as required by local statute.

D.	Tax Fees

The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice, and tax planning services were $750,000 for fiscal year 2008 and $544,000 for fiscal year 2009. In fiscal year 2008, $180,000 of such fees were for tax return preparation and compliance, and $570,000 were for tax consulting and advisory services. In fiscal year 2009, $107,000 of such fees were for tax return preparation and compliance and $437,000 were for tax consulting and advisory services.

E.	All Other Fees.

Except as described above, there were no other fees billed by Deloitte for professional services in fiscal year 2008 or fiscal year 2009.

F.	Audit Committee Pre-Approval Policies

The Audit Committee must approve any audit services and any permissible non-audit services provided by Deloitte prior to the commencement of the services. In making its pre-approval determination,

the Audit Committee considers whether providing the non-audit services is compatible with maintaining the auditor’s independence. To minimize relationships which could appear to impair the objectivity of the independent registered public accounting firm, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to us by our independent auditor to audit-related services, tax services and merger and acquisition due diligence and integration services.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve non-audit services by the independent registered public accounting firm within the guidelines set forth above, provided that the fees associated with the applicable engagement are not anticipated to exceed $100,000. Any decision by the Chair to pre-approve non-audit services must be presented to the full Audit Committee for ratification at its next scheduled meeting. All of the services described under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee in accordance with the foregoing policy.

G.	Audit Committee Review

Our Audit Committee has reviewed the services rendered and the fees billed by Deloitte for the fiscal year ended May 31, 2009. The Audit Committee has considered whether or not the provision of non-audit services described above under the headings “Audit-Related Fees” and “All Other Fees” is compatible with maintaining Deloitte’s independence and have determined that the provision of such services does not affect Deloitte’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE REAPPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL THREE:

APPROVE QUALIFIED BUSINESS CRITERIA FOR PERFORMANCE-BASED AWARDS UNDER THE 2005 INCENTIVE PLAN

The Company currently maintains the Global Payments Inc. Third Amended and Restated 2005 Incentive Plan (the “2005 Plan”), which was originally approved by the shareholders on September 21, 2004, and has since been amended and restated three times by the Board of Directors. A copy of the 2005 Plan, as most recently amended and restated, is attached to this proxy statement as Exhibit A.

The 2005 Plan contains a list of business criteria (“Qualified Business Criteria”) with respect to which the Compensation Committee may establish objectively determinable performance goals for performance-based awards under the 2005 Plan that are fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”). In order to preserve the Company’s ability to continue to grant certain fully deductible performance-based awards, a list of Qualified Business Criteria must be approved by the shareholders no less often than every five years. The Board of Directors recommends that the shareholders re-approve at the annual meeting the list of Qualified Business Criteria for the 2005 Plan set out below under the caption “Performance Goals.”

As of July 24, 2009, there were approximately 1,360 of the Company’s employees, officers, directors and consultants eligible to participate in the 2005 Plan. As of that date, there were approximately 3,195,280 shares of our common stock subject to outstanding awards and approximately 3,677,686 shares of our common stock were reserved and available for future awards under the 2005 Plan. If the Qualified Business Criteria are not re-approved by the shareholders at the annual meeting, any Awards (other than options or stock appreciation rights) granted under the 2005 Plan after the annual meeting will not qualify for the performance-based compensation deduction from Code Section 162(m) and may, therefore, result in the non-deductibility of some or all of such Awards.

Performance Goals. All options and stock appreciation rights granted under the 2005 Plan will be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may

designate any other award granted under the 2005 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends)

•	Return on Equity

•	Return on assets

•	Return on Investment

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS RE-APPROVE AT THE ANNUAL MEETING THE FOREGOING LIST OF BUSINESS CRITERIA FOR THE PURPOSES OF FUTURE PERFORMANCE-BASED AWARDS THAT ARE INTENDED TO BE FULLY DEDUCTIBLE UNDER CODE SECTION 162(M).

CERTAIN INFORMATION CONCERNING THE EXECUTIVE OFFICERS

The following table sets forth the names of our executive officers, their ages, their positions with the Company, and their principal occupations and employers for at least the past five years. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which any of them was elected an officer, other than arrangements or understandings with our officers acting solely in their capacities as such. Our executive officers serve at the pleasure of our Board of Directors.

Name	Age	Current Position(s)	Position with Global Payments and Other Principal Business Affiliations
Paul R. Garcia	57	Chairman of the Board of Directors and Chief Executive Officer	Chairman of the Board of Directors (since October 2002); Chief Executive Officer of Global Payments (since February 2001); Chief Executive Officer of NDC eCommerce (July 1999–January 2001); President and Chief Executive Officer of Productivity Point International (March 1997–September 1998); Group President of First Data Card Services (1995–1997); Chief Executive Officer of National Bancard Corporation (NaBANCO) (1989–1995).

James G. Kelly	47	President and Chief Operating Officer	President and Chief Operating Officer (since November 2008); Senior Executive Vice President (April 2004 – November 2008) and Chief Operating Officer (since October 2005) of Global Payments; Chief Financial Officer of Global Payments (February 2001-October 2005), Chief Financial Officer of NDC eCommerce (April 2000–January 2001); Managing Director, Alvarez & Marsal (March 1996–April 2000); Director, Alvarez & Marsal (1992–1996) and Associate, Alvarez & Marsal (1990–1992); and Manager, Ernst & Young’s mergers and acquisitions/audit groups (1989–1990).

David E. Mangum	43	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer (since November 2008) of Global Payments; Executive Vice President of Fiserv Corp., which acquired CheckFree Corporation in December 2007, (December 2007 – August 2008) (1); Executive Vice President and Chief Financial Officer of CheckFree Corporation (July 2000 to December 2007); Senior Vice President, Finance and Accounting of CheckFree Corporation (September 1999 – June 2000); Vice President, Finance and Administration, Managed Systems Division for Sterling Commerce, Inc. (July 1998 – September 1999).

Joseph C. Hyde	35	President - International	President - International (since November 2008); Executive Vice President and Chief Financial Officer (October 2005 – November 2008) of Global Payments; Senior Vice President of Finance of Global Payments (December 2001 – October 2005); Vice President of Finance of Global Payments (February 2001-December 2001); Vice President of Finance of NDC eCommerce (June 2000–January 2001); Associate, Alvarez & Marsal (1998–2000); Analyst, The Blackstone Group (1996-1998).

Suellyn P. Tornay	48	Executive Vice President and General Counsel	Executive Vice President (since June 2004) and General Counsel for the Company (since February 2001); Interim General Counsel for National Data Corporation (1999–2001); Group General Counsel, eCommerce Division of National Data Corporation (1996–1999); Senior Attorney, eCommerce Division of National Data Corporation (1987–1995); Associate at Powell, Goldstein, Frazer, & Murphy (1985–1987).

Carl J. Williams	57	Advisor – Business Development and International Operations	Advisor – Business Development and International Operations (since November 2008); President–World-Wide Payment Processing of Global Payments (March 2004 – November 2008); President and CEO of Baikal Group, LLC (March 2002–February 2004) (2); President of Spherion Assessment Group, a business unit of Spherion Inc. (NYSE: SFN) (May 1996–February 2002); Chairman and CEO of HR Easy, Inc., (acquired by Spherion Inc.) (1996–1998); Executive Vice President–National Processing Corporation, President of the Merchant Services Division (1992–1996); President & CEO of JBS, Inc. (1981–1992) (acquired by National Processing Corporation).

Morgan M. Schuessler	39	Executive Vice President and Chief Administrative Officer	Executive Vice President and Chief Administrative Officer (since November 2008); Executive Vice President, Human Resources and Corporate Communications of Global Payments (June 2007 - November 2008); Senior Vice President, Human Resources and Corporate Communications of Global Payments (June 2006 – June 2007); Senior Vice President, Marketing and Corporate Communications of Global Payments (October 2005 – June 2006); Vice President, Global Purchasing Solutions of American Express Company (February 2002 – February 2005). (3)

Daniel C. O’Keefe	43	Senior Vice President and Chief Accounting Officer	Senior Vice President and Chief Accounting Officer of the Company (since August 2009); Vice President, Accounting Policy of the Company (April 2009-August 2009); Vice President and Chief Accounting Officer of Ocwen Financial Corporation (November 2006-April 2009) (4); Vice President, Business Management of RBS Lynk (February 2005-October 2006) (5); Assistant Controller, External Reporting of Beazer Homes USA, Inc. (November 2002-February 2005) (6).

(1)	Provider of financial services technology

(2)	Management consulting services.

(3)	A global payments network and travel company.

(4)	Business process outsourcing provider to the financial services industry, specializing in loan servicing, mortgage fulfillment and receivables management services.

(5)	Provider of payment processing services.

(6)	Residential homebuilder.

COMMON STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as of July 23, 2009, with respect to the beneficial ownership of the Company’s Common Stock by the nominees to the Board, by the directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 16 persons, as a group, who were directors and/or executive officers of the Company on July 23, 2009.

Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Paul R. Garcia	1,348,004	(2)	1.7%
Edwin H. Burba, Jr.	52,487	(3)	*
Alex W. Hart	44,621	(4)	*
William I Jacobs	76,507	(5)	*
Raymond L. Killian, Jr.	24,075	(6)	*
Ruth Ann Marshall	6,263	(7)	*
Alan M. Silberstein	24,075	(8)	*
Michael W. Trapp	25,539	(9)	*
Gerald J. Wilkins	18,585	(10)	*
David E. Mangum	15,066	(11)	*
Joseph C. Hyde	120,854	(12)	*
James G. Kelly	492,134	(13)	*
Carl J. Williams	123,295	(14)	*
Suellyn P. Tornay	88,148	(15)	*
All Directors and Executive Officers as a group	2,503,990	(16)	3.0%

*	Less than one percent.

(1)	The percentage calculations are based on 80,535,270 shares of Common Stock outstanding on July 23, 2009, plus shares that could be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days of July 23, 2009.

(2)	This amount includes 62,883 shares of restricted stock over which Mr. Garcia currently has sole voting power and includes options to purchase 1,010,809 shares which are currently exercisable or will become exercisable within 60 days. This amount includes 44,430 shares held by a grantor-retained annuity trust of which Mr. Garcia’s wife is the trustee.

(3)	This amount includes options to purchase 47,635 shares which are currently exercisable or will become exercisable within 60 days. This amount includes 4,532 shares held in a trust of which General Burba and his wife are co-trustees.

(4)	This amount includes options to purchase 31,895 shares which are currently exercisable or will become exercisable within 60 days.

(5)	This amount includes options to purchase 47,635 shares which are currently exercisable or will become exercisable within 60 days.

(6)	This amount includes options to purchase 18,513 shares which are currently exercisable or will become exercisable within 60 days.

(7)	This amount includes options to purchase 3,537 shares which are currently exercisable or will become exercisable within 60 days.

(8)	This amount includes options to purchase 18,513 shares which are currently exercisable or will become exercisable within 60 days.

(9)	This amount includes options to purchase 19,739 shares which are currently exercisable or will become exercisable within 60 days. This amount includes 5,800 shares held in a trust of which Mr. Trapp and his wife are co-trustees.

(10)	This amount includes options to purchase 14,053 shares which are currently exercisable or will become exercisable within 60 days.

(11)	This amount includes 15,000 shares of restricted stock over which Mr. Mangum has sole voting power.

(12)	This amount includes 13,305 shares of restricted stock over which Mr. Hyde has sole voting power and options to purchase 86,529 shares which are currently exercisable or will become exercisable within 60 days.

(13)	This amount includes 20,962 shares of restricted stock over which Mr. Kelly currently has sole voting power and options to purchase 394,246 shares which are currently exercisable or will become exercisable within 60 days.

(14)	This amount includes 20,416 shares of restricted stock over which Mr. Williams currently has sole voting power and options to purchase 83,410 shares which are currently exercisable or will become exercisable within 60 days.

(15)	This amount includes 9,843 shares of restricted stock over which Ms. Tornay currently has sole voting power and options to purchase 59,949 shares which are currently exercisable or will become exercisable within 60 days.

(16)	This amount includes 1,868,975 options which are currently exercisable or will become exercisable within 60 days.

COMMON STOCK OWNERSHIP BY CERTAIN OTHER PERSONS

The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class on December 31, 2008 based on 80,195,000 shares outstanding
T. Rowe Price Associates, Inc. (1) 100 East Pratt Street Baltimore, Maryland 21202	10,197,912	12.7%
EARNEST Partners, LLC (2) 1180 Peachtree Street Suite 2300 Atlanta, Georgia 30309	4,808,321	6.0%
Capital Research Global Investors (3) 333 South Hope Street Los Angeles, CA 90071	4,795,000	6.0%
TimesSquare Capital Management, LLC (4) 1177 Avenue of the Americas 39th Floor New York, NY 10036	4,119,160	5.1%

(1)	This information is contained in a Schedule 13G filed by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. with the Securities and Exchange Commission on February 11, 2009. T. Rowe Price Associates, Inc. reports sole dispositive power of all shares listed above and sole voting power for 2,209,140 shares, while T. Rowe Price Mid-Cap Growth Fund, Inc. reports sole dispositive power over none of the shares listed above and sole voting power for 4,150,000 shares.

(2)	This information is contained in a Schedule 13G filed by EARNEST Partners, LLC with the Securities and Exchange Commission on February 13, 2009. EARNEST Partners, LLC reports sole dispositive power of all shares listed above, sole voting power for 1,939,424 shares, and shared voting power for 1,170,497 shares.

(3)	This information is contained in a Schedule 13G filed by Capital Research Global Investors with the Securities and Exchange Commission on February 13, 2009. Capital Research Global Investors reports sole dispositive power and sole voting power of all shares listed above but disclaims beneficial ownership.

(4)	This information is contained in a Schedule 13G filed by TimesSquare Capital Management, LLC with the Securities and Exchange Commission on February 9, 2009. TimesSquare Capital Management, LLC reports sole dispositive power of all shares listed above and sole voting power for 3,459,500 shares.

COMPENSATION AND OTHER BENEFITS:

COMPENSATION DISCUSSION AND ANALYSIS

2009 Compensation Highlights

Fiscal year 2009 was a successful year for Global Payments; however the deterioration in the worldwide economy presented its challenges. Our executive compensation was impacted by these challenges, as well as by our stock price.

•

Fiscal year 2009 base salary decisions reflected in this proxy statement were made in July 2008, before the stock market downturn, and reflect market factors at that time. The Named Executive Officers will not receive a salary increase for fiscal year 2010.

•

Fiscal year 2009 bonus payouts reflect healthy growth in our earnings and revenues, as defined to exclude the impact of restructuring, other non-recurring charges, and the impact of changes in foreign currency.

•

The earned level of fiscal year 2009 performance-based restricted stock awards reflects performance below target, largely as a result of the impact of changes in foreign currency. The executives received only 37% of their targeted value.

•

Fiscal year 2009 stock option grants (with the exception of the new hire grant made to Mr. Mangum) were made at $44.29 and will create no value to executives unless the stock price exceeds that level. The stock price at the end of the first business day after May 31, 2009 was $36.61.

Following is additional detail regarding our executive pay program.

A.	Introduction

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section is a series of tables containing specific information about the compensation earned or paid in fiscal year 2009 to the following individuals, to whom we refer as our “Named Executive Officers” or “NEOs” for the purposes of this proxy statement.

Paul R. Garcia—Chairman and Chief Executive Officer

David E. Mangum—Executive Vice President and Chief Financial Officer (hired November 1, 2008)

Joseph C. Hyde—President—International

James G. Kelly— President and Chief Operating Officer

Carl J. Williams—Advisor—Business Development and International Operations

Suellyn P. Tornay—Executive Vice President and General Counsel

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

B.	Objectives of Compensation Policies

We design our compensation program with a view to retaining and attracting executive leadership of a caliber and level of experience necessary to effectively manage our complex, growth-oriented, and global businesses. Our objective is to have a compensation program that will allow us to:

•	Support the financial and business objectives of the organization;

•	Attract, motivate, and retain highly qualified executives;

•	Create an environment where high performance is expected and rewarded;

•	Deliver an externally competitive total compensation structure;

•	Allow flexibility in design and administration to support aggressive growth initiatives; and

•	Align the interests of our executives with our shareholders.

In order to do this effectively, our program must:

•	Provide our executives with total compensation opportunities at levels that are competitive for comparable positions;

•	Provide variable, at-risk incentive awards opportunities that are only payable if specific goals are achieved;

•	Provide significant upside opportunities for exceptional performance; and

•	Align our executives’ interests with those of our shareholders by making stock-based incentives a core element of our executives’ compensation.

Opportunities for at-risk compensation are market-based, while actual payments are performance-based. The target levels of the program are based on competitive market data. The amount that is actually paid to an executive considers company and individual performance. This policy results in actual compensation that is appropriate given our level of performance.

C.	Role of the Independent Compensation Consultant

The Compensation Committee retained an independent compensation consultant from Hewitt Associates. The consultant takes guidance from and reports directly to the Compensation Committee. She advises the Compensation Committee on current and future trends and issues in executive compensation and on the competitiveness of the compensation structure and levels of our executives, including the Named Executive Officers. At the request of the Committee and to provide context for the Committee’s compensation decisions made for fiscal year 2009, Hewitt performed the following services for the Committee late in fiscal year 2008. Because Mr. Mangum was hired during fiscal year 2009, we used the Hewitt market data for the CFO position provided in late fiscal year 2008 to make the compensation recommendations which were approved by the Committee.

•

Conducted a market review and analysis for the Named Executive Officers and for other executives whose compensation is determined by the Compensation Committee to determine whether their total targeted compensation levels were competitive with positions of a similar scope in similarly sized companies;

•	Conducted pay and performance relationship analyses to evaluate the correlation of Company performance and pay levels to those of the peer group companies;

•	Compared our long term incentive plan design to those of our peer group to assess plan competitiveness within our market for talent;

•	Conducted an analysis of the prevalence of perquisites and retirement income benefits among the companies in our peer group;

•	Conducted an analysis compared to the peer group of existing share dilution in order to measure any impacts to shareholder voting power and earnings per share based ( or EPS) on stock outstanding;

•

Prepared tally sheets on the Named Executive Officers, except for Mr. Mangum, for the Compensation Committee to review the total wealth accumulated during the executives’ tenure with the Company and the impact to the Company in the event of a termination or change in control; and

•	Attended a Committee meeting to discuss these items with the Committee.

D.	Market Data

We consider the compensation levels, programs, and practices of certain other companies to assist us in setting our executive compensation so that it is market competitive. For fiscal year 2009, the following peer group was utilized for this purpose. All of the companies in the peer group are in the transaction processing or data services business. We compete for talent with several of these peer companies.

Acxiom Corp Alliance Data Systems Convergys Corporation CSG Systems International	Equifax Euronet Worldwide Fair Isaac Corporation Global Cash Access Holdings	Heartland Payment Systems Moneygram International Paychex Total System Services

The Compensation Committee annually reviews and updates the list of companies comprising the peer group to ensure we have an appropriate marketplace focus.

Before the Compensation Committee met in executive session to set fiscal year 2009 compensation, the independent consultant collected and analyzed comprehensive market data for its use. The consultant presented size-adjusted market values for base salary, short term incentives, and long term incentives, using peer group proxy data as the primary data source and supplementing it as necessary with general industry information from Hewitt’s proprietary executive compensation database. The results of the analysis were that fiscal year 2008 total compensation for our Named Executive Officers (at target performance levels) fell below the average of the market for similar jobs, except for Mr. Williams, whose fiscal year 2008 total compensation at target performance level was at the market average.

E.	How Decisions Are Made and the Role of Executive Officers

Our Chief Executive Officer (Paul R. Garcia), with the assistance of our human resources department, develops compensation recommendations for the executive officers who report directly to him (including the Named Executive Officers) based upon market data supplied by the independent consultant, the Company’s performance relative to goals approved by the Compensation Committee, individual performance versus personal objectives, and other individual contributions to the Company’s performance. Mr. Garcia is not involved in determining his own compensation. The Compensation Committee reviews and approves all compensation elements for the Named Executive Officers and sets the compensation of the CEO, after receiving advice from the independent consultant.

F.	Overview of Executive Compensation Program Elements

The following elements comprise our compensation program for executives:

•	base salary;

•	short term incentives;

•	long term incentives;

•	retirement benefits; and

•	other benefits, such as certain limited perquisites.

To provide flexibility in using the different elements of compensation from year to year, the Compensation Committee does not have a policy with regard to the allocation among the major elements of compensation, including base salary, short term incentives, and long term incentives but tends to approximate the mix of pay inherent in the market data. Our fiscal year 2009 decisions for each of our Named Executive Officers resulted in total target compensation falling within fifteen percent of the median of the market. The following executive pay at target levels was set by the Compensation Committee for fiscal year 2009:

Name	Base Salary ($)		Cash Incentive ($)	Performance Units (#)		Stock Options (#)
Paul R. Garcia	$950,000		$950,000	52,684		39,513
David E. Mangum	$400,000		$280,000	N/A	(2)	N/A	(2)
Joseph C. Hyde	$400,000		$280,000	12,513		9,385
James G. Kelly	$600,000	(1)	$450,000	17,217		12,913
Carl J. Williams	$500,000		$350,000	14,582		10,937
Suellyn P. Tornay	$350,000		$192,500	8,656		6,492

(1)	Mr. Kelly’s base salary was increased from $550,000 to $600,000 in November 2008 upon his promotion to President and COO.

(2)	Mr. Mangum’s cash compensation was determined by the Committee using the peer group market analysis conducted by Hewitt. Mr. Mangum did not participate in the fiscal year 2009 long-term incentive program and did not receive performance shares; however, he did receive 20,000 stock options and 15,000 time-based restricted stock shares upon his hire in November 2008. The date of his grant was November 3, 2008, and the stock price (which is the grant price of the options) was $42.03 a share.

When the Committee established the EPS goals for the annual performance and performance unit plans that are described throughout this narrative, it calculated the relationship between the additional earnings represented and the incremental short-term incentive and performance unit payouts that would be owed as a result of the executives reaching their goals. This maintains an equilibrium between shareholder reward and executive reward between the target and maximum goal levels.

(1) Base Salary. Base salary provides our executive officers with a level of compensation consistent with their skills, responsibilities, experience and performance in relation to comparable positions in the marketplace. Base salary is the one fixed component of our executives’ compensation. The Compensation Committee reviews the base salaries of our executive officers annually. Base salary increases determined at the beginning of fiscal year 2009 for all the Named Executive Officers were in a 10% to 12% range rounded to the nearest whole percentage. Mr. Kelly received a second salary increase of 9% upon his promotion to President and COO in November 2008, which represented a full year salary increase of 20% when combined with his initial increase at the start of fiscal year 2009.

Recommendations for fiscal year 2009 were approved at the July 2008 Compensation Committee meeting. The Committee met in executive session to discuss the increase for Mr. Garcia and the other executives. Base salary increases for the executives are effective on June 1 of each year.

(2) Short Term Incentives. We provide our Named Executive Officers with short term incentive opportunities to motivate and reward them for the achievement of the Company’s defined business goals and objectives and to reward individual performance. Our short term incentive program includes an annual performance plan and our commitment and accountability program.

(a) Annual Performance Plan. The annual performance plan provides an opportunity for executives to earn variable at-risk cash compensation. Each executive is assigned a target award opportunity, expressed as a percentage of base salary. The fiscal year 2008 target opportunities were lower than the market levels provided by the consultant. Based on the review of the data, the Compensation Committee increased and set each executive’s target bonus opportunities for fiscal year 2009 as follows: Mr. Garcia—$950,000 or 100% of his base salary, which was increased from 80% of his base salary in fiscal year 2008; Mr. Mangum—$280,000 or 70% of his base salary, which was determined upon his hire in November 2008; Mr. Hyde—$280,000 or 70% of his base salary, which was increased from 55% of his base salary in fiscal year 2008; Mr. Kelly—$450,000 or 75% of his base salary, which was increased from 60% of his base salary in fiscal year 2008; Mr. Williams—$350,000 or 70% of his base salary, which was increased from 55% of his base salary in fiscal year 2008; and Ms. Tornay—$192,500 or 55% of her base salary, which was increased from 50% of her base salary in fiscal year 2008.

For fiscal year 2009, there were three weighted components of the annual performance plan. There were two Company objectives, diluted earnings per share (EPS) and revenue, and a set of individual objectives that varied from person to person. The rationale for using each component in the plan is outlined in the following table:

Metric	Definition	Rationale for Use
EPS	GAAP diluted earnings per share, excluding the impact of restructuring and other non-recurring charges and the impact of changes in foreign currency.	We believe EPS most closely aligns the performance of executives to the interests of shareholders, given that it is the primary metric we use to evaluate new business opportunities as well as the performance of existing operations.

Revenue	GAAP revenue, excluding the impact of restructuring and other non-recurring charges and the impact of changes in foreign currency.	As a growth-oriented company, we consider that revenue growth is critical to the Company’s success.

Individual Objectives	Objectives differ by executive.	Individual objectives promote accountability for personal performance regarding areas under the executive’s responsibility.

The three parts of the annual performance plan were calculated separately. The target opportunity was allocated among the three elements based upon the table below.

Name	Diluted EPS	Revenue	Individual Objectives
	FY09	FY09	FY09
Paul R. Garcia	50%	30%	20%
All Other NEOs	40%	30%	30%

The range of possible payouts for each performance measure varied by person, by measure and in total as shown in the tables below. Each executive can earn up to 100% of the individual objectives component. For each of the corporate components, Mr. Garcia can earn up to 225%, Mr. Kelly can earn up to approximately 215%, and the other NEOs can earn up to 200%. Once calculated, all bonus payments are totaled and then rounded up to the nearest $1,000.

For Mr. Garcia:

Degree of Performance Attainment	Diluted EPS Weighted 50%	Revenue Weighted 30%	Individual Objectives Weighted 20%	Total Opportunity
Maximum	225%	225%	100%	200%
Target	100%	100%	100%	100%
Threshold	50%	50%	0%	40%
Below Threshold	0%	0%	0%	0%

For Mr. Kelly:

Degree of Performance Attainment	Diluted EPS Weighted 40%	Revenue Weighted 30%	Individual Objectives Weighted 30%	Total Opportunity
Maximum	215%	215%	100%	180%
Target	100%	100%	100%	100%
Threshold	50%	50%	0%	35%
Below Threshold	0%	0%	0%	0%

For the Executives (other than Mr. Garcia and Mr. Kelly):

Degree of Performance Attainment	Diluted EPS Weighted 40%	Revenue Weighted 30%	Individual Objectives Weighted 30%	Total Opportunity
Maximum	200%	200%	100%	170%
Target	100%	100%	100%	100%
Threshold	50%	50%	0%	35%
Below Threshold	0%	0%	0%	0%

For example, if an executive (other than Mr. Garcia or Mr. Kelly) made a base salary of $200,000 per year, and his target bonus was 50% of his base salary, his target bonus would be $100,000. Based upon the relative weighting set forth in the table above, the target bonus would be apportioned $40,000 for diluted EPS results (40%), $30,000 for revenue results (30%), and $30,000 for individual goals (30%). The executive’s target diluted EPS payout was $40,000, so he could earn from zero to 200% (or from $0 to $80,000) for this portion of the bonus. The executive’s target revenue bonus was $30,000, so he could earn from zero to 200% (or from $0 to $60,000) for this portion of the bonus. Finally, the executive’s target bonus for individual goals was $30,000, so he could earn from zero to 100% (or from $0 to $30,000) for performance against individual goals. The total payout opportunity in this example is from 0% to 170% (or from $0 to $170,000).

(i) Diluted EPS Payout

The following table contains the range of diluted EPS goals for fiscal year 2009 and the applicable payout percentages. The diluted EPS goal excludes the impact of restructuring and other non-recurring charges and the impact of changes in foreign currency, but includes the impact of the planned U.K. acquisition.

Degree of Performance Attainment	Diluted EPS		Percentage of target bonus apportioned to diluted EPS
			Mr. Garcia	Mr. Kelly	Other NEOs
Maximum		$2.40	225%	215%	200%
Target		$2.30	100%	100%	100%
Threshold		$2.12	50%	50%	50%
Below Threshold	Less than $	2.12	0%	0%	0%

The actual diluted EPS result for the Company for fiscal year 2009 on a GAAP basis was $0.46, which represents a 77% decrease from fiscal year 2008 GAAP EPS of $2.01. Factoring in the adjustments described above (namely the impairment charge in our money transfer segment), diluted EPS for fiscal year 2009 was $2.47. Using straight line interpolation, the payout was at the maximum of the target amount of the bonus apportioned to diluted EPS results. The diluted EPS performance resulted in the following payouts to the Named Executive Officers: Mr. Garcia—$1,068,750; Mr. Mangum—$224,000; Mr. Hyde—$224,000; Mr. Kelly—$385,714; Mr. Williams—$280,000; and Ms. Tornay—$154,000.

(ii) Revenue Payout

The following table contains the range of revenue goals for fiscal year 2009 and the applicable payout percentages. The revenue goal excludes the impact of restructuring and other non-recurring charges and the impact of changes in foreign currency, but includes the impact of the planned U.K. acquisition.

Degree of Performance Attainment	Revenue (millions)		Percentage of target bonus apportioned to revenue
			Mr. Garcia	Mr. Kelly	Other NEOs
Maximum		$1,735	225%	215%	200%
Target		$1,675	100%	100%	100%
Threshold		$1,542	50%	50%	50%
Below Threshold	Less than $	1,542	0%	0%	0%

The actual revenue for the Company for fiscal year 2009 on a GAAP basis was $1,602 million, rounded to the nearest $1 million, which represents an increase slightly above 25% over fiscal year 2008 GAAP revenue of $1,274 million. Factoring in the adjustments described above, revenue for fiscal 2009 was $1,690 million. Using straight line interpolation, the payout was approximately 131% for Mr. Garcia, approximately 128% for Mr. Kelly, and approximately 125% for the remaining executives of the target amount of the bonus apportioned to revenue results. The revenue performance resulted in the following payouts to the Named Executive Officers: Mr. Garcia—$372,376; Mr. Mangum—$104,602; Mr. Hyde—$104,602; Mr. Kelly—$172,841; Mr. Williams—$130,753; and Ms. Tornay—$71,914.

(iii) Payout Based upon Individual Performance Objectives

The third component of the bonus payout was based upon individual performance objectives. Each of the executives could earn from zero to 100% of the payout amount allocated to individual performance. Individual performance objectives are established annually in writing. The Compensation Committee and the Lead Director set the individual performance objectives for the CEO, and the CEO approves the individual objectives for the other executives. Examples of actual individual performance objectives for our Named Executive Officers for fiscal year 2009 included:

•	financial objectives within the individual’s business or functional area

•	the development and execution of specific business strategies

•	the completion of business development activities

•	the timely implementation of technology projects

•	changes and/or improvements to internal processes

•	success of recruiting key employees

•	items specific to the individual’s professional development

This individual assessment promotes accountability for each executive’s personal performance and helps differentiate our executives’ compensation based on individual contributions. At the end of the year, the CEO reviews the performance of each Named Executive Officer (other than himself) against his or her objectives and makes a recommendation to the Compensation Committee regarding this portion of the bonus. The Lead Director and the Compensation Committee review Mr. Garcia’s performance against his objectives and determine the amount payable. Based upon the performance against such objectives, the payouts for each executive were as follows: Mr. Garcia—$183,000 or approximately 96%; Mr. Mangum—$84,000 or 100%; Mr. Hyde—$84,000 or 100%; Mr. Kelly—$122,850 or approximately 91%; Mr. Williams—$89,247 or approximately 85%; and Ms. Tornay—$57,750 or 100%.

(iv) Summary of the Annual Performance Plan

The following table summarizes the final annual performance incentive plan payouts for each executive based on fiscal year 2009 performance:

Name	Diluted EPS ($)	Revenue ($)	Individual Objectives ($)	Total Payout ($)	Final ($)
Paul R. Garcia	$1,068,750	$372,376	$183,000	$1,624,126	$1,625,000
David E. Mangum	$224,000	$104,602	$84,000	$412,602	$413,000
Joseph C. Hyde	$224,000	$104,602	$84,000	$412,602	$413,000
James G. Kelly	$385,714	$172,841	$122,850	$681,405	$682,000
Carl J. Williams	$280,000	$130,753	$89,247	$500,000	$500,000
Suellyn P. Tornay	$154,000	$71,914	$57,750	$283,664	$284,000

(b) Commitment and Accountability Discretionary Awards. In addition to the annual performance plan, all employees, including the executives, can earn discretionary bonuses. These bonuses are paid for specific accomplishments during the year that were not anticipated at the beginning of the year or were in addition to the executive’s individual objectives. Examples of the type of accomplishments that could result in a discretionary bonus would be the closing of a major acquisition or the completion of a major project. In 2009, discretionary bonuses were given to the Named Executive Officers based on their involvement in and for the achievement of the HSBC acquisition in the United Kingdom. Discretionary bonuses paid in fiscal year 2009 are as follows:

Name	Commitment and Accountability Discretionary Award ($)		Percentage of FY08 Bonus
Paul R. Garcia	$436,500		50%
David E. Mangum	n/a	(1)	n/a (1)
Joseph C. Hyde	$100,800		40%
James G. Kelly	$180,500		50%
Carl J. Williams	$135,900		45%
Suellyn P. Tornay	$99,000		50%

(1)	Mr. Mangum was not employed at the time of the acquisition and did not receive a discretionary award for 2009.

(3) Long Term Incentive Program. Each year the Company grants Long Term Incentive Awards, which we refer to as LTIs, to executives and other key employees throughout the Company. All LTI grants are made pursuant to our Amended and Restated 2005 Incentive Plan, the material terms of which were approved by our shareholders. All grants of LTIs to the Named Executive Officers are approved by the Compensation Committee. We believe the LTIs align the executives’ interests with those of the shareholders by linking their compensation to stock price.

The Compensation Committee evaluates the peer group market data for long term incentives as provided by the independent consultant to determine Mr. Garcia’s LTI grant at target and approve the recommended LTI grants at target for the other Named Executive Officers.

In fiscal year 2009, the LTIs granted to the executives included stock options as well as performance-based restricted stock units (performance units). We allocated 25% of the total grant value to stock options and 75% to performance units. Allocation of the grant to stock options and performance units was determined using a 40% valuation for options and a 90% valuation for performance units, both suggested by the independent consultant to represent the risk-adjusted present value of the grants, which was consistent with the methodology used to develop the market data for long-term incentives. Per-share grant values for stock options were derived by multiplying the closing price of the stock on the date of grant ($44.29) by the 40% valuation, resulting in a per-share value of $17.716. To determine the number of options to be granted to each executive, we divided the executive’s grant value apportioned to stock options by the per-share grant value for options. Per-share grant values for performance units were derived by multiplying the closing price of the stock on the date of grant ($44.29) by the 90% valuation, resulting in a share value of $39.861. To determine the number of performance units to be granted to each executive, we divided the executive’s grant value apportioned to performance-based restricted stock by the per-share grant value for performance units. Any fractional shares are rounded up to the nearest whole share.

For example, if an executive’s LTI grant value was $200,000, we would have multiplied $200,000 by 25% to derive the portion of the grant to be allocated to stock options ($50,000), reserving the remaining 75% of the grant value ($150,000) to be allocated to performance units. Then we would have divided the stock option allocation by the estimated per-option grant value of $17.716, and the performance-based restricted stock allocation by the estimated per-share grant value of $39.861. As a result, the executive would have received 2,823 options at an exercise price of $44.29 and 3,764 performance shares.

(a) Stock Options. We believe stock options provide an incentive for long term creation of shareholder value. Stock options only have value to the extent the price of the Company’s stock appreciates relative to the exercise price. The exercise price is the closing price of the stock on the grant date. We do not grant discounted options or re-price existing options. The granted stock options vest over a four-year period at a rate of 25% per year. During fiscal year 2009, the Compensation Committee approved the following stock option grants for each of the Named Executive Officers:

Name	Number of shares granted		Date granted		Exercise price
Paul R. Garcia	39,513		7/31/2008		$44.29
David E. Mangum	n/a	(1)	n/a	(1)	n/a	(1)
Joseph C. Hyde	9,385		7/31/2008		$44.29
James G. Kelly	12,913		7/31/2008		$44.29
Carl J. Williams	10,937		7/31/2008		$44.29
Suellyn P. Tornay	6,492		7/31/2008		$44.29

(1)

Mr. Mangum did not participate in the fiscal year 2009 long-term incentive program; however, he did receive 20,000 stock options upon his hire in November 2008. The date of his grant was November 3, 2008 and the stock price was $42.03 a share.

(b) Performance-Based Restricted Stock Units (Performance Units). In addition to stock options, we issue performance units under our long term incentive program in order to motivate employees, to reward the achievement of specified financial or market goals, and encourage increased stock ownership by executives. Performance units are converted into a stock grant only if the Company’s performance during the fiscal year exceeds pre-established goals.

For fiscal year 2009, the Compensation Committee approved modifications to our performance units to bring the range of opportunity provided under them closer to market norms. The first such modification was to increase the maximum opportunity to 150% and the second modification was to decrease the threshold opportunity to 50%. These changes are reflected in the following table applicable to the grant of performance units:

Degree of Performance Attainment	% of Target Award Applicable to Diluted EPS Results Earned	% of Target Award Applicable to Revenue Results Earned	% of Target Award Applicable to Operating Margin Results Earned	Total
Maximum	50%	50%	50%	150%
Target	33.33%	33.33%	33.34%	100%
Threshold	16.67%	16.67%	16.66%	50%
Below Threshold	0%	0%	0%	0%

At the beginning of fiscal year 2009, executives were each granted a target number of performance units attributable to a diluted EPS result, revenue result, and operating margin result, with revenue and EPS weighted at 33.33% and operating margin weighted at 33.34%. These metrics were chosen based upon the following rationale:

Long Term Incentive – Performance-Based Restricted Stock Plan

Metric	Definition	Rationale for Use
EPS	GAAP diluted earnings per share, excluding the impact of restructuring, HSBC U.K. acquisition and other non-recurring charges but including impacts of other acquisitions and changes in foreign currency.	We believe EPS most closely aligns the performance of executives to the interests of shareholders given it is the primary metric we use to evaluate new business opportunities as well as the performance of existing operations.

Revenue	GAAP revenue, excluding the impact of restructuring, HSBC U.K. acquisition and other non-recurring charges but including impacts of other acquisitions and changes in foreign currency.	As a growth-oriented company, we consider revenue growth critical to the Company’s success.

Operating Margin	Ratio of operating income to revenue on a GAAP basis, excluding the impact of restructuring, HSBC U.K. acquisition and other non-recurring charges but including impacts of other acquisitions and changes in foreign currency.	We use this measure to assess the quality and efficiency of our operations.

The following is a table summarizing the target performance units granted during fiscal year 2009.

Name	Target Performance Units Based on Diluted EPS Results	Target Performance Units Based on Revenue Results	Target Performance Units Based on Margin Results	Total Performance Units at Target Opportunity for Fiscal Year 2009
Paul R. Garcia	17,560	17,560	17,564	52,684
David E. Mangum (1)	n/a	n/a	n/a	n/a
Joseph C. Hyde	4,171	4,171	4,171	12,513
James G. Kelly	5,738	5,738	5,741	17,217
Carl J. Williams	4,860	4,860	4,862	14,582
Suellyn P. Tornay	2,885	2,885	2,886	8,656

(1)	Mr. Mangum did not participate in the fiscal year 2009 long-term incentive plan; however, he did receive 15,000 time-based restricted stock shares upon his hire in November 2008. The date of his grant was November 3, 2008 and the stock price was $42.03 a share.

Depending on the diluted EPS, revenue and operating margin results, the executives could earn from 0% to 150% of the applicable target amount.

(i) Portion Attributable to Diluted EPS Results

The following table contains the diluted EPS goals and the applicable reward amounts for fiscal year 2009. The diluted EPS goals exclude the impact of restructuring, other non-recurring charges, and the U.K. acquisition but include other acquisitions and changes in foreign currency.

Degree of Performance Attainment	Diluted EPS		% of Target Award Applicable to EPS Results Earned
Maximum		$2.38	50%
Target		$2.18	33.33%
Threshold		$2.08	16.67%
Below Threshold	Less than $	2.08	0%

The actual diluted EPS result for the Company for fiscal year 2009 on a GAAP basis was $0.46, which represents a 77% decrease from fiscal year 2008 GAAP EPS of $2.01. Factoring in the adjustments described above (namely the impairment charge in our money transfer segment), diluted EPS for fiscal 2009 was $2.04. Because EPS performance did not meet the applicable plan threshold, the executives did not earn the performance units attributable to the EPS result.

(ii) Portion Attributable to Revenue Results

The following table contains the revenue goals and the applicable award amounts for fiscal year 2009. The revenue goals exclude the impact of restructuring, other non-recurring charges, and the U.K. acquisition but include other acquisitions and changes in foreign currency.

Degree of Performance Attainment	Revenue (Millions)		% of Target Award Applicable to Revenue Results Earned
Maximum		$1,529	50%
Target		$1,434	33.33%
Threshold		$1,402	16.67%
Below Threshold	Less than $	1,402	0%

The actual revenue for the Company for fiscal year 2009 on a GAAP basis was $1,602, rounded to the nearest $1 million, which represents an increase slightly above 25% over fiscal year 2008 GAAP revenue of $1,274 million. Factoring in the adjustments described above, revenue for fiscal year 2009 was $1,398 million. Because revenue performance did not meet the applicable plan threshold, the executives did not earn the performance units attributable to the revenue result.

(iii) Portion Attributable to Operating Margin Results

The following table contains the operating margin goals and the applicable award amounts for fiscal year 2009. The operating margin goals exclude the impact of restructuring, other non-recurring charges, and the U.K. acquisition but include other acquisitions and changes in foreign currency.

Degree of Performance Attainment	Operating Margin	% of Target Award Applicable to Operating Margin Results Earned
Maximum	20.0%	50%
Target	17.5%	33.34%
Threshold	15.0%	16.66%
Below Threshold	Less than 15.0%	0%

The actual operating margin result for the Company for fiscal year 2009 on a GAAP basis was 10%, which represents a 49% decrease from fiscal year 2008 GAAP operating margin of 19.7%. Factoring in the adjustments described above (namely the impairment charge in our money transfer segment), operating margin for fiscal 2009 was 18%. Using straight line interpolation, the payout was 110%. This resulted in each of the executives receiving the following number of performance units: Mr. Garcia – 19,321; Mr. Mangum – n/a; Mr. Hyde – 4,589; Mr. Kelly – 6,314; Mr. Williams – 5,348; and Ms. Tornay – 3,175.

(iv) Conversion of Performance Units into Restricted Stock

Once the number of performance units earned was determined for each executive, the units were converted into shares of restricted stock with the following vesting schedule: 25% vested immediately and the remaining 75% of the shares will vest in three equal installments over the next three years. The following table summarizes the conversion of the performance shares to restricted stock for each executive, which equates to approximately 37% of the targeted grant for each:

Name	Number of performance units earned
Paul R. Garcia	19,321
David E. Mangum	n/a	(1)
Joseph C. Hyde	4,589
James G. Kelly	6,314
Carl J. Williams	5,348
Suellyn P. Tornay	3,175

(1)	Mr. Mangum did not participate in the fiscal year 2009 long-term incentive plan and did not receive performance units.

(4) Retirement Benefits. The only retirement benefit provided to all of our executives consists of the Company’s 401(k) plan. We also maintain a pension plan that was available to all employees but was closed to new employees hired after June 1, 1998. Ms. Tornay is the only Named Executive Officer who was hired before such time and, therefore, is the only Named Executive Officer who participates in the pension plan. Additional information regarding the pension plan is contained in the Compensation Tables and Narratives section under the heading “Pension Benefits.”

(5) Other Benefits. The Named Executive Officers are eligible to participate in other health and welfare programs that are available to substantially all full-time salaried employees. The only other benefits are limited perquisites, which are set forth in footnote (3) to the Summary Compensation Table contained in the Compensation Tables and Narratives section.

G.	Employment Agreements

We offer employment agreements to a limited number of key employees, which includes all of the Named Executive Officers (except for Mr. Mangum, whose employment agreement is being negotiated). We believe this is necessary in order to retain and attract highly-qualified executives, but we also believe that the employment agreements provide benefit to the Company. Each of the Named Executive Officers who is a party to an employment agreement has agreed not to disclose confidential information or compete with us, and not to solicit our customers or recruit our employees, for a period of 24 months following the termination of his or her employment. In exchange, we offer limited income and benefit protections to the executive. Mr. Williams’ employment agreement was altered to reflect his changed position, and during fiscal year 2010 he will no longer be an executive officer. Additional information regarding the terms of these agreements is contained in the Compensation Tables and Narratives section under the heading “Employment Agreements.”

H.	Policy Regarding Timing of Equity Grants

Historically, we have not timed the grant of equity awards to coincide with, precede, or follow the release of material non-public information. Our current policy is to make the annual grant to all eligible employees on the next business day following the filing of our annual report on Form 10-K.

I.	Perquisites

Perquisites are a relatively minor aspect of the compensation program. We believe the limited perquisites we offer are consistent with other companies. The perquisites offered by the Company are set forth in footnote (3) to the Summary Compensation Table contained in the Compensation Tables and Narratives section. We believe that, considered both individually and in the aggregate, the perquisites we offer to our Named Executive Officers are reasonable and appropriate.

J.	Target Stock Ownership Guidelines

The Compensation Committee has implemented stock ownership guidelines for executives. This fosters Common Stock ownership and aligns the interests of our executives with our shareholders. Within five years of the later of (1) June 1, 2007 or (2) the executive’s initial appointment to his or her position, each executive should own shares valued as a percentage of base salary as follows: CEO—5 times base salary, and the other executives—2 times base salary.

K.	Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our Named Executive Officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. To maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under 162(m) while others are not.

L.	Policies Regarding Gross-Up

There are very limited circumstances under which we gross-up a benefit to compensate an executive for the taxes payable on such benefit. We do gross-up a portion of the fees paid in connection with financial planning, amounts paid in connection with the executive’s attendance at the Company’s President’s Club and Chairman’s Club award trips, and certain sums paid in connection with foreign relocation or assignment. We also provide a gross-up for excise taxes that may be due with respect to the change of control provisions contained in some of the employment agreements, which is described in the Compensation Tables and Narratives section under the sub-heading “Summary of Employment Agreements.”

M.	Accounting Considerations

We account for all compensation paid in accordance with GAAP. The accounting treatment is not expected to have a material effect on the selection of forms of equity compensation or on other compensation decisions.

N.	Proposed Changes for FY 2010

To remain competitive in personnel recruitment and retention, the Compensation Committee approved changes to some elements of the compensation program for fiscal year 2010 to embrace market practices. Concerning base pay, the Named Executive Officers will not receive a salary increase for fiscal year 2010. For the incentive plans, the EPS, revenue and operating margin metrics, coupled with a sharing ratio (short term incentive/long term incentive payouts as a function of earnings), associated with the plans were reviewed and adjusted to protect shareholder interest while remaining market competitive.

In addition for 2010, the bonus opportunity, at target, will increase for the three following Named Executive Officers: Mr. Garcia (to 120% of base salary), Mr. Kelly (to 85% of base salary), and Mr. Mangum (to 75% of base salary). The peer group benchmark data provided by the independent compensation consultant in late fiscal year 2009 indicated that the target opportunities for these officers were below the market median, and the Compensation Committee determined that such an increase was appropriate to ensure the target opportunities offered to these executives are competitive with the marketplace.

In addition, in order to maintain a market competitive long term incentive program, the performance-based restricted stock units plan will be adjusted for 2010 to allow the Named Executive Officers to earn up to a maximum 200% of awarded units at the target level. The ability to earn up to a maximum of 50% of awarded units at achievement of objectives at the threshold level remains unchanged.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing section entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, which is to be incorporated by reference into our annual report on Form 10-K for fiscal year 2009.

COMPENSATION COMMITTEE

Edwin H. Burba, Jr., Chairperson

Alex W. Hart

William I Jacobs

Raymond L. Killian

Ruth Ann Marshall

COMPENSATION TABLES AND NARRATIVES

A.	Summary Compensation Table

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal year ended May 31, 2009 (“2009 fiscal year”), during the fiscal year ended May 31, 2008 (“2008 fiscal year”), and during the fiscal year ended May 31, 2007 (“2007 fiscal year”) for (i) the principal executive officer of the Company; (ii) the principal financial officer of the Company, (iii) each of the three other most highly compensated executive officers of the Company (determined as of the end of the 2009 fiscal year) and (iv) one additional individual for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the Company at the end of the 2009 fiscal year. The persons referenced in (i) through (iv) above are our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	FY	Salary ($)			Bonus ($)		Stock Awards ($)(1)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)		Change in Pension value and Nonqualified Deferred Compensation Earnings ($)			All Other Compensation ($)			Total ($)
(a)	(b)	(c)			(d)		(e)		(f)		(g)		(h)			(i)			(j)
Paul R. Garcia Chairman and Chief Executive Officer	2009 2008 2007	$ $ $	950,000 850,000 779,077			$436,500 — —	$ $ $	1,235,757 964,675 528,423	$ $ $	704,311 917,315 1,395,149	$ $ $	1,625,000 873,000 732,000		— — —		$ $ $	39,444 31,447 35,504	(3) (3) (3)	$ $ $	4,991,012 3,636,437 3,470,153

David Mangum Executive Vice President and Chief Financial Officer	2009 2008 2007		$230,769 n/a n/a	(5) (5) (5)		— n/a n/a		$91,941 n/a n/a		$36,225 n/a n/a		$413,000 n/a n/a		— n/a n/a			$16,000 n/a n/a	(3)		$787,935 n/a n/a

Joseph C. Hyde President—International	2009 2008 2007	$ $ $	400,000 365,000 349,231		$ $	100,800 — 25,000	$ $ $	262,941 197,741 141,562	$ $ $	174,570 172,023 301,084	$ $ $	413,000 252,000 236,000		— — —		$ $ $	83,517 46,496 36,414	(3) (3) (3)	$ $ $	1,434,828 1,033,260 1,089,291

James G. Kelly President and Chief Operating Officer	2009 2008 2007	$ $ $	578,846 500,000 479,385		$ $	180,500 — 35,000	$ $ $	410,779 328,525 227,073	$ $ $	289,726 403,678 638,875	$ $ $	682,000 361,000 316,000		— — —		$ $ $	17,624 11,404 11,998	(3) (3) (3)	$ $ $	2,159,475 1,604,607 1,708,331

Carl J. Williams Advisor – Business Development and International Operations	2009 2008 2007	$ $ $	500,000 450,000 419,384			$135,900 — —	$ $ $	381,201 421,150 328,204	$ $ $	228,277 272,491 326,188	$ $ $	500,000 302,000 285,000		— — —		$ $ $	152,069 264,216 234,047	(3) (3) (3)	$ $ $	1,897,447 1,709,857 1,592,823

Suellyn P. Tornay Executive Vice President and General Counsel	2009 2008 2007	$ $ $	350,000 312,000 298,769		$ $	99,000 — 40,000	$ $ $	188,492 144,692 77,286	$ $ $	120,764 157,645 238,625	$ $ $	284,000 198,000 170,000	$ $	465 — 9,784	(4) (4) (4)	$ $ $	14,337 9,265 10,715	(3) (3) (3)	$ $ $	1,057,058 821,602 845,179

(1)	The amounts shown in this column applicable to fiscal year 2009 reflect restricted stock or restricted stock unit awards granted in the applicable fiscal year and in prior years. The amounts are valued based on the amounts recognized for financial statement reporting purposes during fiscal year 2009 pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (which we refer to as FAS 123R), except that, in accordance with rules of the SEC, any estimate for forfeitures related to service-based vesting conditions is excluded from, and does not reduce, such amounts. See Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2009 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123R.

The amounts shown in this column applicable to fiscal year 2008 reflect restricted stock or restricted stock unit awards granted in the applicable fiscal year and in prior years. The amounts are valued based on the amounts recognized for financial statement reporting purposes during fiscal year 2008 pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures related to service-based vesting conditions is excluded from, and does not reduce, such amounts. See Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2008 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123R.

The amounts shown in this column applicable to fiscal year 2007 reflect restricted stock or restricted stock unit awards granted in fiscal year 2007 and in prior years. The amounts are valued based on the amounts recognized for financial statement reporting purposes during fiscal year 2007 pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures related to service-based vesting conditions is excluded from, and does not reduce, such amounts. See Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2007 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123R.

(2)	The amounts shown in this column applicable to fiscal year 2009 reflect stock option awards granted in the applicable fiscal year and in prior years. The amounts are valued based on the amounts recognized for financial statement reporting purposes for option awards during fiscal year 2009 pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures related to service-based vesting conditions is excluded from, and does not reduce, such amounts. See Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2009 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123R.

The amounts shown in this column applicable to fiscal year 2008 reflect stock option awards granted in the applicable fiscal year and in prior years. The amounts are valued based on the amounts recognized for financial statement reporting purposes for option awards during fiscal year 2008 pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures related to service-based vesting conditions is excluded from, and does not reduce, such amounts. See Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2008 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123R.

The amounts shown in this column applicable to fiscal year 2007 reflect stock option awards granted in fiscal year 2007 and in prior years. The amounts are valued based on the amounts recognized for financial statement reporting purposes for option awards during fiscal year 2007 pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures related to service-based vesting conditions is excluded from, and does not reduce, such amounts. See Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2007 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123R.

(3)	The table below provides additional detail regarding the components of the “All Other Compensation” column for fiscal year 2009:

ALL OTHER COMPENSATION FOR FISCAL YEAR 2009

Name	Defined Contribution Company Match	Financial Planning (1)	Attendance at Company’s President’s Club/ Chairman’s Club Award Trips	Club Dues	Transportation Allowance	Airfare for Spouse and Children re: Foreign Assignment of Executive	Rent and Utilities re: Temporary Foreign Assignment (1)	Executive Relocation (1)	Stipend for Foreign Assignment	Tax Gross up Payments (2)	Total
Garcia	$9,200	$18,645	$5,304	$2,109	—	—	—	—	—	$4,186	$39,444
Mangum	$7,000	$7,665	—	—	—	—	—	—	—	$1,335	$16,000
Hyde	$10,069	$15,554	—	$5,688	—	$6,229	$9,999	$14,080	$4,615	$17,283	$83,517
Kelly	$9,938	—	$4,870	—	—	—	—	—	—	$2,816	$17,624
Williams	$9,718	—	—	—	$10,592	$3,982	$113,213	$14,564	—	—	$152,069
Tornay	$9,843	—	$3,035	—	—	—	—	—	—	$1,458	$14,337

(1)	Some of these amounts were paid in foreign currency. In the case of Mr. Hyde, the payment currency was British Pound Sterling, and in the case of Mr. Williams, the payment currency was Hong Kong Dollars. The exchange rate used to convert these amounts into from Pound Sterling into US Dollars was the exchange rate in effect on the date when the invoice was paid, which varied over time, but was within the range of 1.4705 – 1.6749. The Hong Kong Dollar amounts were converted into US Dollars for this table using an exchange rate of 7.67.

(2)	The amounts included in this column are for compensation associated with financial planning services and with attendance at the Company’s President’s Club and/or Chairman’s Club award trips. For Mr. Hyde this total also includes amounts for rent and utilities, relocation, and airfare for spouse and child, all related to a foreign assignment.

(4)	The amount shown in this column applicable to fiscal year 2009 reflects the increase in actuarial present value of Ms. Tornay’s benefit under the defined benefit pension plan during fiscal year 2009. During fiscal year 2008, there was a decrease in actuarial present value of Ms. Tornay’s benefit under the defined benefit pension plan of $10,007. The amount shown in this column applicable to fiscal year 2007 reflects the increase in actuarial present value of Ms. Tornay’s benefit under the defined benefit pension plan during fiscal year 2007.

(5)	Mr. Mangum did not begin to work for the Company until November 1, 2008.

B.	Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards during the 2009 fiscal year to the Named Executive Officers. A detailed description of the Non-Equity Incentive Plan Awards disclosed in this table under columns (c), (d), and (e) is contained in the Compensation Discussion and Analysis section under the sub-heading “Annual Performance Plan.” A detailed description of the Equity Incentive Plan Awards disclosed in this table under columns (f), (g), and (h) is contained in the Compensation Discussion and Analysis section under the sub-heading “Performance-Based Restricted Stock Units.” The actual results and the payouts realized under both types of awards are also described in that section.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Non-Equity Incentive Plan Awards (1)(2)			Equity Incentive Plan Awards (1)(3)(4)			All Other Stock Awards Number of Shares of Stock or Units (#)(9)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Paul R. Garcia	7/31/08	$380,000	$950,000	$1,900,000							n/a
	7/31/08				26,342	52,684	79,026				$855,727	(5)
	7/31/08								39,513	$44.29	$531,055	(6)
David E. Mangum (8)	11/3/08	$98,000	$280,000	$476,000							n/a
	11/3/08				n/a	n/a	n/a	15,000			$630,450	(7)
	11/3/08								20,000	$42.03	$248,400	(6)
Joseph C. Hyde	7/31/08	$98,000	$280,000	$476,000							n/a
	7/31/08				6,257	12,513	18,770				$203,247	(5)
	7/31/08								9,385	$44.29	$126,134	(6)
James G. Kelly	7/31/08	$157,500	$450,000	$810,000							n/a
	7/31/08				8,609	17,217	25,826				$279,647	(5)
	7/31/08								12,913	$44.29	$173,551	(6)
Carl J. Williams	7/31/08	$122,500	$350,000	$595,000							n/a
	7/31/08				7,291	14,582	21,873				$236,863	(5)
	7/31/08								10,937	$44.29	$146,993	(6)
Suellyn P. Tornay	7/31/08	$67,375	$192,500	$327,250							n/a
	7/31/08				4,328	8,656	12,984				$140,621	(5)
	7/31/08								6,492	$44.29	$87,252	(6)

(1)	All grants were made pursuant to the Amended and Restated 2005 Incentive Plan.

(2)	At the time of the grant, which was July 31, 2008, the amounts contained in columns (c), (d), and (e) were opportunities which are further described in the Compensation Discussion and Analysis section under the sub-heading “Annual Performance Plan.” At the time of the filing of this proxy statement, the actual results were certified, and each of the Named Executive Officers received the following amounts: Mr. Garcia – $1,625,000; Mr. Mangum – $413,000; Mr. Hyde – $413,000; Mr. Kelly – $682,000; Mr. Williams – $500,000; and Ms. Tornay – $284,000. The dollar amounts listed in the foregoing sentence are the amounts that are reflected in the Summary Compensation Table under column (g).

(3)	At the time of the grant, which was July 31, 2008, the number of units contained in columns (f), (g), and (h) were opportunities which are further described in the Compensation Discussion and Analysis section under the sub-heading “Performance-Based Restricted Stock Units.” At the time of the filing of this proxy statement, the actual results were certified, and each of the Named Executive Officers (other than Mr. Mangum) received the following performance-based restricted stock units: Mr. Garcia – 19,321; Mr. Hyde – 4,589; Mr. Kelly – 6,314; Mr. Williams – 5,348; and Ms. Tornay – 3,175. As described in the Compensation Discussion and Analysis section, such performance-based restricted stock units were converted into shares of restricted stock. 25% of the shares were paid to the executive immediately, and the remaining 75% of the shares will vest in three equal installments over the next three years.

(4)	In connection with the awards listed above in column (f), (g), and (h), the grantees did not have the right to vote such shares, and dividends were not payable to the grantees with respect to such performance-based restricted stock units until they were converted into shares of restricted stock after the results for fiscal year 2009 were certified, which was in July of fiscal year 2010. Once converted, dividends were paid on such shares at the same rate as all of the Company’s shareholders.

(5)	The grant date fair value for equity incentive plan awards contained in this column is based on the grant date fair value of the number of performance-based restricted stock units actually received by the executive as set forth in footnote (3) above and not on any estimate as of the grant date. By the time this proxy statement was filed, the performance period had ended and the actual results were available. The grant date fair value is determined by multiplying the number of performance-based restricted stock units received by the Company’s share price on the grant date, in accordance with FAS123R.

(6)	The grant date fair value of option awards contained in this column are valued pursuant to FAS 123R, except that, in accordance with rules of the SEC, any estimate for forfeitures related to service-based vesting conditions is excluded from, and does not reduce, such amounts. See Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2009 for a discussion of the relevant assumptions used in calculating these amounts.

(7)	The grant date fair value of the restricted stock award is calculated by multiplying the number of restricted stock awards received by the Company’s share price on the grant date, which was $42.03, in accordance with FAS 123R. See Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2009 for a discussion of the relevant assumptions used in calculating these amounts.

(8)	Mr. Mangum did not begin to work for the Company until November 1, 2008.

(9)	The restricted stock award granted herein will vest over a four-year period in four equal installments on the anniversary date of the grant. Mr. Mangum will be paid dividends on the restricted stock, but at the same rate as all of the Company’s shareholders. He also has the right to vote the shares even while they are restricted.

C.	Outstanding Equity Awards at Fiscal Year End

The following table provides the outstanding equity grants for each Named Executive Officer on May 31, 2009. The table includes outstanding equity grants from past years as well as current year equity grants. Since the Company has not issued options pursuant to an equity incentive plan referred to in column (d), that column has been eliminated.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Paul R. Garcia	26,852	0	$7.330	12/19/2010	71,074	$2,602,019	19,321	$707,342
	64,664	0	$7.330	12/19/2010
	55,892	0	$7.330	12/19/2010
	110,000	0	$13.025	6/1/2011
	200,000	0	$18.235	6/3/2012
	140,000	0	$16.905	8/7/2013
	154,000	0	$23.350	6/1/2014
	135,000	45,000	$31.575	7/19/2015
	32,500	32,500	$45.860	6/2/2016
	10,386	31,158	$37.400	7/31/2017
	0	39,513	$44.290	7/31/2018
Total	929,294	148,171	—	—
David E. Mangum	0	20,000	$42.030	11/3/2018	15,000	$549,150	n/a	n/a
Total	0	20,000	—	—
Joseph C. Hyde	22,500	0	$22.500	6/25/2014	14,943	$547,063	4,589	$168,003
	22,500	7,500	$31.575	7/19/2015
	15,000	5,000	$32.200	8/24/2015
	8,500	8,500	$45.860	6/2/2016
	2,216	6,648	$37.400	7/31/2017
	0	9,385	$44.290	7/31/2018
Total	70,716	37,033	—	—
James G. Kelly	64,368	0	$13.025	6/1/2011	23,692	$867,364	6,314	$231,156
	100,000	0	$18.235	6/3/2012
	61,224	0	$16.905	8/7/2013
	76,000	0	$23.350	6/1/2014
	60,000	20,000	$31.575	7/19/2015
	15,000	15,000	$45.860	6/2/2016
	3,463	10,386	$37.400	7/31/2017
	0	12,913	$44.290	7/31/2018
Total	380,055	58,299
Carl J. Williams	32,500	0	$21.605	3/15/2014	29,266	$1,071,428	5,348	$195,790
	7,500	0	$23.350	6/1/2014
	7,500	7,500	$31.575	7/19/2015
	12,500	12,500	$45.860	6/2/2016
	3,463	10,386	$37.400	7/31/2017
	0	10,937	$44.290	07/31/2018
Total	63,463	41,323
Suellyn P. Tornay	9,000	0	$18.235	6/3/2012	10,935	$400,330	3,175	$116,237
	8,002	0	$16.905	8/7/2013
	10,000	0	$22.500	6/25/2014
	22,500	7,500	$31.575	7/19/2015
	6,000	6,000	$45.860	6/2/2016
	1,662	4,986	$37.400	7/31/2017
	0	6,492	$44.290	7/31/2018
Total	57,164	24,978

(1)	The vesting schedule for the exercisable options reflected in column (b) for each Named Executive Officer is contained in the following tables. Awards were granted under our 2000 Long Term Incentive Plan, as amended and restated (“2000”), or our Amended and Restated 2005 Incentive Plan (“2005”):

Name	Grant Date	Vest Date	Plan	Shares	Price
Garcia, Paul R.	2/1/2001	12/19/2004	2000	10,000	$7.330
	2/1/2001	12/19/2005	2000	26,852	$7.330
	2/1/2001	12/19/2005	2000	54,664	$7.330
	2/1/2001	12/19/2005	2000	55,892	$7.330
	6/1/2001	6/1/2005	2000	50,000	$13.025
	6/1/2001	6/1/2006	2000	60,000	$13.025
	6/3/2002	6/3/2004	2000	40,000	$18.235
	6/3/2002	6/3/2005	2000	50,000	$18.235
	6/3/2002	6/3/2006	2000	50,000	$18.235
	6/3/2002	6/3/2007	2000	60,000	$18.235
	8/7/2003	8/7/2004	2000	35,000	$16.905
	8/7/2003	8/7/2005	2000	35,000	$16.905
	8/7/2003	8/7/2006	2000	35,000	$16.905
	8/7/2003	8/7/2007	2000	35,000	$16.905
	6/1/2004	6/1/2005	2000	38,500	$23.350
	6/1/2004	6/1/2006	2000	38,500	$23.350
	6/1/2004	6/1/2007	2000	38,500	$23.350
	6/1/2004	6/1/2008	2000	38,500	$23.350
	7/19/2005	7/19/2006	2005	45,000	$31.575
	7/19/2005	7/19/2007	2005	45,000	$31.575
	7/19/2005	7/19/2008	2005	45,000	$31.575
	6/2/2006	6/2/2007	2005	16,250	$45.860
	6/2/2006	6/2/2008	2005	16,250	$45.860
	7/31/2007	7/31/2008	2005	10,386	$37.400
Total outstanding options vested on or before 5/31/09				929,294

Name	Grant Date	Vest Date	Plan	Shares	Price
Mangum, David E.	n/a	n/a	n/a	n/a	n/a
Total outstanding options vested on or before 5/31/09				0

Name	Grant Date	Vest Date	Plan	Shares	Price
Hyde, Joseph C	6/25/2004	6/25/2006	2000	7,500	$22.500
	6/25/2004	6/25/2007	2000	7,500	$22.500
	6/25/2004	6/25/2008	2000	7,500	$22.500
	7/19/2005	7/19/2006	2005	7,500	$31.575
	7/19/2005	7/19/2007	2005	7,500	$31.575
	7/19/2005	7/19/2008	2005	7,500	$31.575
	8/24/2005	8/24/2006	2005	5,000	$32.200
	8/24/2005	8/24/2007	2005	5,000	$32.200
	8/24/2005	8/24/2008	2005	5,000	$32.200
	6/2/2006	6/2/2007	2005	4,250	$45.860

	6/2/2006	6/2/2008	2005	4,250	$45.860
	7/31/2007	7/31/2008	2005	2,216	$37.400
Total outstanding options vested on or before 5/31/09				70,716

Name	Grant Date	Vest Date	Plan	Shares	Price
Kelly, James G.	6/1/2001	6/1/2004	2000	11,586	$13.025
	6/1/2001	6/1/2005	2000	23,992	$13.025
	6/1/2001	6/1/2006	2000	28,790	$13.025
	6/3/2002	6/3/2004	2000	20,000	$18.235
	6/3/2002	6/3/2005	2000	25,000	$18.235
	6/3/2002	6/3/2006	2000	25,000	$18.235
	6/3/2002	6/3/2007	2000	30,000	$18.235
	8/7/2003	8/7/2004	2000	15,306	$16.905
	8/7/2003	8/7/2005	2000	15,306	$16.905
	8/7/2003	8/7/2006	2000	15,306	$16.905
	8/7/2003	8/7/2007	2000	15,306	$16.905
	6/1/2004	6/1/2005	2000	19,000	$23.350
	6/1/2004	6/1/2006	2000	19,000	$23.350
	6/1/2004	6/1/2007	2000	19,000	$23.350
	6/1/2004	6/1/2008	2000	19,000	$23.350
	7/19/2005	7/19/2006	2005	20,000	$31.575
	7/19/2005	7/19/2007	2005	20,000	$31.575
	7/19/2005	7/19/2008	2005	20,000	$31.575
	6/2/2006	6/2/2007	2005	7,500	$45.860
	6/2/2006	6/2/2008	2005	7,500	$45.860
	7/31/2007	7/31/2008	2005	3,463	$37.400
Total outstanding options vested on or before 5/31/09				380,055

Name	Grant Date	Vest Date	Plan	Shares	Price
Williams, Carl J.	3/15/2004	3/15/2008	2000	32,500	$21.605
	6/1/2004	6/1/2008	2000	7,500	$23.350
	7/19/2005	7/19/2008	2005	7,500	$31.575
	6/2/2006	6/2/2007	2005	6,250	$45.860
	6/2/2006	6/2/2008	2005	6,250	$45.860
	7/31/2007	7/31/2008	2005	3,463	$37.400
Total outstanding options vested on or before 5/31/09				63,463

Name	Grant Date	Vest Date	Plan	Shares	Price
Tornay, Suellyn P.	6/3/2002	6/3/2007	2000	9,000	$18.235
	8/7/2003	8/7/2007	2000	8,002	$16.905
	6/25/2004	6/25/2008	2000	10,000	$22.500
	7/19/2005	7/19/2006	2005	7,500	$31.575
	7/19/2005	7/19/2007	2005	7,500	$31.575
	7/19/2005	7/19/2008	2005	7,500	$31.575
	6/2/2006	6/2/2007	2005	3,000	$45.860

	6/2/2006	6/2/2008	2005	3,000	$45.860
	7/31/2007	7/31/2008	2005	1,662	$37.400
Total outstanding options vested on or before 5/31/09				57,164

(2)	The vesting schedule for the unexercisable options reflected in column (c) for each Named Executive Officer is contained in the following tables:

Name	Grant Date	Vest Date	Plan	Shares	Price
Garcia, Paul R.	7/19/2005	7/19/2009	2005	45,000	$31.575
	6/2/2006	6/2/2009	2005	16,250	$45.860
	6/2/2006	6/2/2010	2005	16,250	$45.860
	7/31/2007	7/31/2009	2005	10,386	$37.400
	7/31/2007	7/31/2010	2005	10,386	$37.400
	7/31/2007	7/31/2011	2005	10,386	$37.400
	7/31/2008	7/31/2009	2005	9,879	$44.290
	7/31/2008	7/31/2010	2005	9,878	$44.290
	7/31/2008	7/31/2011	2005	9,878	$44.290
	7/31/2008	7/31/2012	2005	9,878	$44.290
Total outstanding options which were unvested on 5/31/09				148,171

Name	Grant Date	Vest Date	Plan	Shares	Price
Mangum, David E.	11/3/2008	11/3/2009	2005	5,000	$42.030
	11/3/2008	11/3/2010	2005	5,000	$42.030
	11/3/2008	11/3/2011	2005	5,000	$42.030
	11/3/2008	11/3/2012	2005	5,000	$42.030
Total outstanding options vested on or before 5/31/09				20,000

Name	Grant Date	Vest Date	Plan	Shares	Price
Hyde, Joseph C	7/19/2005	7/19/2009	2005	7,500	$31.575
	8/24/2005	8/24/2009	2005	5,000	$32.200
	6/2/2006	6/2/2009	2005	4,250	$45.860
	6/2/2006	6/2/2010	2005	4,250	$45.860
	7/31/2007	7/31/2009	2005	2,216	$37.400
	7/31/2007	7/31/2010	2005	2,216	$37.400
	7/31/2007	7/31/2011	2005	2,216	$37.400
	7/31/2008	7/31/2009	2005	2,347	$44.290
	7/31/2008	7/31/2010	2005	2,346	$44.290
	7/31/2008	7/31/2011	2005	2,346	$44.290
	7/31/2008	7/31/2012	2005	2,346	$44.290
Total outstanding options which were unvested on 5/31/09				37,033

Name	Grant Date	Vest Date	Plan	Shares	Price
Kelly, James G.	7/19/2005	7/19/2009	2005	20,000	$31.575
	6/2/2006	6/2/2009	2005	7,500	$45.860

	6/2/2006	6/2/2010	2005	7,500	$45.860
	7/31/2007	7/31/2009	2005	3,462	$37.400
	7/31/2007	7/31/2010	2005	3,462	$37.400
	7/31/2007	7/31/2011	2005	3,462	$37.400
	7/31/2008	7/31/2009	2005	3,229	$44.290
	7/31/2008	7/31/2010	2005	3,228	$44.290
	7/31/2008	7/31/2011	2005	3,228	$44.290
	7/31/2008	7/31/2012	2005	3,228	$44.290
Total outstanding options which were unvested on 5/31/09				58,299

Name	Grant Date	Vest Date	Plan	Shares	Price
Williams, Carl J.	7/19/2005	7/19/2009	2005	7,500	$31.575
	6/2/2006	6/2/2009	2005	6,250	$45.860
	6/2/2006	6/2/2010	2005	6,250	$45.860
	7/31/2007	7/31/2009	2005	3,462	$37.400
	7/31/2007	7/31/2010	2005	3,462	$37.400
	7/31/2007	7/31/2011	2005	3,462	$37.400
	7/31/2008	7/31/2009	2005	2,735	$44.290
	7/31/2008	7/31/2010	2005	2,734	$44.290
	7/31/2008	7/31/2011	2005	2,734	$44.290
	7/31/2008	7/31/2012	2005	2,734	$44.290
Total outstanding options which were unvested on 5/31/09				41,323

Name	Grant Date	Vest Date	Plan	Shares	Price
Tornay, Suellyn P.	7/19/2005	7/19/2009	2005	7,500	$31.575
	6/2/2006	6/2/2009	2005	3,000	$45.860
	6/2/2006	6/2/2010	2005	3,000	$45.860
	7/31/2007	7/31/2009	2005	1,662	$37.400
	7/31/2007	7/31/2010	2005	1,662	$37.400
	7/31/2007	7/31/2011	2005	1,662	$37.400
	7/31/2008	7/31/2009	2005	1,623	$44.290
	7/31/2008	7/31/2010	2005	1,623	$44.290
	7/31/2008	7/31/2011	2005	1,623	$44.290
	7/31/2008	7/31/2012	2005	1,623	$44.290
Total outstanding options which were unvested on 5/31/09				24,978

(3)	The vesting schedule for unvested restricted stock held on May 31, 2009, which is reflected in column (g) for each Named Executive Officer, is contained in the following table:

Name	Grant Date	Plan	Vest Date	Shares
Garcia, Paul R.	7/23/2007	2005	7/23/2009	8,191
	7/23/2007	2005	7/23/2010	8,191
	7/31/2008	2005	7/31/2009	14,663
	7/31/2008	2005	7/31/2010	14,663
	7/31/2008	2005	7/31/2011	14,662

	7/31/2008	2005	7/31/2009	3,568
	7/31/2008	2005	7/31/2010	3,568
	7/31/2008	2005	7/31/2011	3,568
				71,074 Total
Mangum, David E	11/3/2008	2005	11/3/2009	3,750
	11/3/2008	2005	11/3/2010	3,750
	11/3/2008	2005	11/3/2011	3,750
	11/3/2008	2005	11/3/2012	3,750
				15,000 Total
Hyde, Joseph C	7/23/2007	2005	7/23/2009	1,638
	7/23/2007	2005	7/23/2010	1,638
	7/31/2008	2005	7/31/2009	3,128
	7/31/2008	2005	7/31/2010	3,128
	7/31/2008	2005	7/31/2011	3,128
	7/31/2008	2005	7/31/2009	761
	7/31/2008	2005	7/31/2010	761
	7/31/2008	2005	7/31/2011	761
				14,943 Total
Kelly, James G.	7/23/2007	2005	7/23/2009	2,730
	7/23/2007	2005	7/23/2010	2,730
	7/31/2008	2005	7/31/2009	4,888
	7/31/2008	2005	7/31/2010	4,888
	7/31/2008	2005	7/31/2011	4,888
	7/31/2008	2005	7/31/2009	1,190
	7/31/2008	2005	7/31/2010	1,189
	7/31/2008	2005	7/31/2011	1,189
				23,692 Total
Williams, Carl J.	7/19/2005	2005	7/19/2009	6,666
	7/23/2007	2005	7/23/2009	2,184
	7/23/2007	2005	7/23/2010	2,184
	7/31/2008	2005	7/31/2009	4,888
	7/31/2008	2005	7/31/2010	4,888
	7/31/2008	2005	7/31/2011	4,888
	7/31/2008	2005	7/31/2009	1,190
	7/31/2008	2005	7/31/2010	1,189
	7/31/2008	2005	7/31/2011	1,189
				29,266 Total
Tornay, Suellyn P.	7/23/2007	2005	7/23/2009	1,092
	7/23/2007	2005	7/23/2010	1,092
	7/31/2008	2005	7/31/2009	2,346
	7/31/2008	2005	7/31/2010	2,346
	7/31/2008	2005	7/31/2011	2,346
	7/31/2008	2005	7/31/2009	571
	7/31/2008	2005	7/31/2010	571
	7/31/2008	2005	7/31/2011	571
				10,935 Total

(4)	The market value included in this column is the number of shares contained in column (g) multiplied by Company’s stock price on the first business day after May 31, 2009, which was $36.61.

(5)	On July 31, 2008, each Named Executive Officer was given a target award of performance-based restricted stock units which could be adjusted up or down depending upon the performance of the Company. The adjustment factors are described in the Compensation Discussion and Analysis section under the sub-heading “Performance Based Restricted Stock Units.” The number shown in this column reflects the actual number of performance units received by the executive after the results were certified on July 31, 2009. As described in the Compensation Discussion and Analysis section, such performance-based restricted stock units were converted into shares of restricted stock. 25% of the shares were paid to the executive immediately on July 31, 2009, and the remaining 75% of the shares will vest in three equal installments over the three-year period following July 31, 2009.

(6)	The market value included in this column is the number of shares contained in column (i) multiplied by the Company’s stock price on the first business day after May 31, 2009, which was $36.61.

D.	Options Exercises and Stock Vested

The following table provides information on options exercised and stock awards that vested in fiscal year 2009. The shares shown as acquired on exercise or on vesting represent shares of the Company’s Common Stock.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Paul R. Garcia	0	$0	26,423	$1,188,051
David E. Mangum	0	$0	0	$0
Joseph C. Hyde	11,000	$154,249	5,530	$248,480
James G. Kelly	0	$0	8,809	$396,077
Carl J. Williams	0	$0	14,930	$679,859
Suellyn P. Tornay	0	$0	4,011	$180,019

E.	Pension Benefits

We maintain a noncontributory defined benefit pension plan covering our United States employees who have met the eligibility provisions, named the “Global Payments Inc. Employees Retirement Plan” or “the Plan.” The Plan was closed to new participants beginning June 1, 1998. Ms. Tornay is the only Named Executive Officer who was hired before June 1, 1998 and, therefore, is the only Named Executive Officer who participates in the Plan. All participants were vested and their years of credited service were frozen on June 1, 1998. Benefits are based on years of service and the ratio of an employee’s compensation during the highest five consecutive years of earnings out of the last ten years of service, divided by his or her Final Average Earnings (as defined below) as of December 31, 1998. Effective May 31, 2004, we modified the Plan to cease benefit accruals for increases in compensation levels. Plan provisions and funding meet the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

We calculate the present values shown in the table below using: (i) the same discount rates the Company uses for calculations for benefit obligation calculations for financial statement reporting purposes, 7%; and (ii) the Plan’s earliest unreduced benefit retirement age based on the participant’s age and service, age 65. The present values shown in the table reflect post-retirement mortality, based on the assumptions used in the calculations for financial statement reporting purposes, the RP2000 Combined Mortality table, but do not include an assumption of pre-retirement termination, mortality, or disability.

The Plan provides participants with a monthly life annuity at normal retirement calculated by subtracting (b) from (a), and then multiplying the difference by (c) as defined below where:

(a)	= 1.65% of Final Average Earnings as of December 31, 1998 multiplied by years of credited benefit service (up to a maximum of 35 years).
(b)	= .75% of the participant’s Integration Level (as defined below) multiplied by years of credited benefit service (up to a maximum of 35 years).
(c)	= (a) – (b) multiplied by the ratio of Final Average Earnings as of the earlier of termination or May 31, 2004 to Final Average Earnings as of December 31, 1998.

The monthly benefit will be 1/12th of the amount calculated above.

For purposes of these calculations, “Final Average Earnings” is the average of the five consecutive calendar years, or the participant’s period of employment, if shorter, in which the participant had his or her highest annual earnings during the ten calendar years immediately preceding the earlier of (i) May 31, 2004, or (ii) the participant’s normal retirement date. Earnings include all compensation paid to the participant such as base salary or wages, bonuses, and commissions. However, earnings exclude the cost of group insurance premiums we pay, moving expenses, and taxable equity compensation. Annual earnings for purposes of the benefit calculation is limited to $200,000 adjusted for cost of living increases from January 1, 2002, in accordance with Section 401(a)(17) of the Internal Revenue Code.

The “Integration Level” is the lower of the participant’s (1) Three-Year Average Social Security Earnings and (2) Covered Compensation.

“Three-Year Average Social Security Earnings” is the average of the participant’s annual earnings for the last three consecutive calendar years before employment is terminated, or the period of employment, if shorter, provided that each year’s annual earnings cannot exceed the Social Security taxable wage base in effect on the first day of the year.

“Covered Compensation” is the average of the Social Security taxable wage bases for the 35 calendar years ending with the year in which the participant reaches the Social Security normal retirement age. If the participant terminates employment before the Social Security normal retirement age, then, for purposes of computing the participant’s covered compensation for any year, it will be assumed that the Social Security taxable wage base in effect at the beginning of the year will remain the same for all future years.

The following table provides the actuarial present value of each Named Executive Officer’s total accumulated benefit as of May 31, 2009.

Name	Plan Name	Number of Years of Credited Service (#)		Present value of Accumulated Benefit ($)	Payments During Last Fiscal Year
(a)	(b)	(c)		(d)	(e)
Paul R. Garcia	—	—		—	—
David E. Mangum	—	—		—	—
Joseph C. Hyde	—	—		—	—
James G. Kelly	—	—		—	—
Carl J. Williams	—	—		—	—
Suellyn P. Tornay	Global Payments Inc. Employees Retirement Plan	11.58	(1)	$77,694	0

(1)	Ms. Tornay has 22 actual years of service with the Company. However, this plan was frozen on June 1, 1998. (See narrative above for additional details.) As a result, the years credited for the pension plan are less than her actual years of service.

F.	Non-qualified Deferred Compensation

We do not currently offer any non-qualified deferred compensation to any of our Named Executive Officers.

G.	Employment Agreements

(1) Summary of Employment Agreements. Each of the Named Executive Officers, except for Mr. Mangum, is a party to an employment agreement with the Company, the material terms of which are summarized below. As of May 31, 2009, Mr. Mangum did not have an employment agreement so the descriptions below with respect to employment agreements do not apply to him.

(a) Employment Agreements applicable to Mr. Garcia, Mr. Hyde, Mr. Kelly and Ms. Tornay

Mr. Garcia, Mr. Hyde, Mr. Kelly and Ms. Tornay are entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial objectives reflecting his or her area and scope of responsibility. Each such executive is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to all salaried employees of the Company.

Each such executive has agreed not to disclose confidential information or compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of 24 months following the termination of his or her employment.

Each such employment agreement may be terminated by the Company at any time for “cause” or “poor performance” (as defined therein) or for no reason, or by the applicable executive with or without “good reason” (as defined therein). Each employment agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below, which may be delayed for such time as may be necessary to avoid a violation of Section 409A of the Internal Revenue Code.

If, prior to a change in control, the executive’s employment is terminated by the Company without cause (but not for poor performance) or he or she resigns for good reason, the Company will be required to pay such executive’s accrued salary and benefits through the date of termination plus all or a portion of such executive’s target annual bonus for the current year. For a period of up to 18 months (or the earlier of the executive becoming employed elsewhere or violating any restrictive covenants) the Company will continue to pay the executive his or her base salary and will provide either health insurance coverage or reimbursement pursuant to COBRA. All of the restricted stock awards of the executive will vest, and those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days.

If, prior to a change in control, the executive’s employment is terminated by the Company for poor performance, the Company will be required to pay such executive’s accrued salary and benefits through the date of termination. In addition, the executive may receive all or a portion of his or her target annual bonus for the current year up to a specified limit. For a period of up to 12 months (or the earlier of the executive becoming employed elsewhere or violating any restrictive covenants) the Company will continue to pay the executive his or her base salary and will provide either health insurance coverage or reimbursement pursuant to COBRA. In addition, the executive’s restricted stock awards and stock options that would have vested in the next 24 months will vest, and the options will remain exercisable for 90 days.

If, within 36 months after a change in control, the executive’s employment is terminated by the Company without cause or such executive resigns for good reason, the Company will be required to pay such executive’s accrued salary and benefits through the date of termination plus 100% of his or her annual bonus opportunity for the current year. For a period of up to 24 months (or the earlier of the executive becoming employed elsewhere or violating any restrictive covenants) the Company will continue to pay the executive his or her base salary and, depending on the agreement, will provide 12, 18 or 24 months of either health insurance coverage or reimbursement pursuant to COBRA. In addition, all of the restricted stock awards and stock options of the executive will vest, and the options will remain exercisable for 90 days.

Whether or not a change in control shall have occurred, if the employment of the executive is terminated by reason of his or her death, disability or retirement, such executive will be entitled to receive accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. In addition, all of the restricted stock awards and stock options of the executive will vest in accordance with the terms of the plan, which is applicable to all employees who participate in the equity incentive plans.

If the Company terminates the executive for cause, or if he or she resigns from the Company without good reason, such executive will be entitled to receive accrued salary and benefits through the date of termination, but no additional severance amount is payable under the terms of the employment agreements.

For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control. Each of these employment agreements provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability such executive may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

In addition, each of the agreements contains a waiver provision that provides that the failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of the agreement shall not be deemed a waiver or relinquishment of any right granted in the agreement or of the future performance of any such term or condition or of any other term or condition of the agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(b) Mr. Williams’ Employment Agreement

Mr. Williams will remain employed with the Company only through August 31, 2010. He received an annual salary of $500,000 through May 31, 2009, and is entitled to a salary of $250,000 for the 15-month period from June 1, 2009 through August 31, 2010. He was also entitled to an at-risk incentive bonus opportunity for fiscal year 2009 (which has already been paid and is reflected in the Summary Compensation Table) but not for fiscal year 2010. Such bonus was determined based on a range of specific financial objectives reflecting his area and scope of responsibility. Mr. Williams was also entitled to participate in all incentive, savings and welfare benefit plans generally made available to all salaried employees of the Company through May 31, 2009 but will only be eligible for limited benefits from June 1, 2009 through August 31, 2010. Mr. Williams has agreed not to disclose confidential information or compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of 24 months following the termination of his employment

Mr. Williams’ employment and his employment agreement may be terminated by the Company at any time for any reason. Upon termination by the Company for any reason, Mr. Williams will be entitled to certain severance benefits which may be delayed for such time as may be necessary to avoid a violation of Section 409A of the Internal Revenue Code. He will not receive different severance benefits based on the reason for the Company’s termination. Upon termination, the Company will be required to pay Mr. Williams’ accrued salary and benefits through the date of termination. The Company will also pay Mr. Williams’ base salary through August 31, 2010 (unless he violates any of the restrictive covenants in his agreement). The Company will also provide reimbursement for all COBRA premiums for Mr. Williams and his covered dependents through August 31, 2010. In addition, all of Mr. Williams’ stock options that would have vested on or before August 31, 2010 and all of the restricted stock that would have had the restrictions lifted (by lapse of time) prior to August 31, 2010 will vest, and the options will remain exercisable through the earlier of

(a) the original expiration date of the option, (b) the 90th day following the date of termination, or (c) the date that is the 10th anniversary of the original grant date of the option.

If the employment of Mr. Williams is terminated by reason of his death, Mr. Williams will be entitled to receive accrued salary and benefits through the date of termination and any death benefits that may apply, but no additional severance amount. In addition, all of the restricted stock awards and stock options will vest in accordance with the terms of the plan, which is applicable to all employees who participate in the equity incentive plans.

If Mr. Williams resigns from the Company, he will be entitled to receive accrued salary and benefits through the date of termination, but no additional severance amount is payable under the terms of his employment agreement.

In addition, Mr. Williams’ agreement contains a waiver provision that provides that the failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of the agreement shall not be deemed a waiver or relinquishment of any right granted in the agreement or of the future performance of any such term or condition or of any other term or condition of the agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(2) Value of Potential Payments upon Termination or Change in Control. The following tables summarize the value of the termination payments and benefits that each of our Named Executive Officers would receive if such executive had terminated employment on May 31, 2009 under the circumstances shown. The amounts shown in the tables do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and distributions of plan balances under our tax-qualified 401(k) plan. A termination of employment due to death, disability, or retirement does entitle the executive to an acceleration of all of his or her outstanding stock and options, but since that is a provision of the incentive plans, the Named Executive Officers would not be entitled to any payments or benefits that are not available to salaried employees generally who are also participants in the plans. For the purposes of the table below, we have assumed that the price of the Company’s stock was the closing price on the first business day after May 31, 2009, which was $36.61. For the purposes of the Performance-Based Restricted Stock Unit acceleration, we have used the value of the stock on July 31, 2009, which was $42.31. July 31, 2009 is the date the Company’s results were certified and the performance units were converted into a restricted stock grant. No table has been prepared for Mr. Mangum as he did not have an employment agreement as of May 31, 2009.

Paul R. Garcia

Type of Payment	Termination by the Company other than For Cause or For Poor Performance or Resignation by Executive for Good Reason		Termination for Poor Performance		Termination Without Cause or Resignation by Executive for Good Reason in Connection with a Change of Control
Base salary severance (1)	$475,000-$1,425,000	Minimum of 6 month’s salary continuation but up to 18 months (2)	0-$950,000	Up to 12 months of salary continuation (3)	$1,900,000	24 months of salary continuation (4)
Other cash severance	$950,000	100% of target opportunity since termination is assumed to have occurred on May 31.	$950,000	100% of target opportunity since termination is assumed to have occurred on May 31.	$950,000	100% of target opportunity
Restricted Stock Acceleration	$2,602,019	all	$1,934,619	24 months	$2,602,019	all
Performance-Based Restricted Stock Unit Acceleration	$817,472	all	$408,757	24 months	$817,472	all
Stock Option Acceleration	$226,575	24 months	$226,575	24 months	$226,575	all
Benefit Continuation	$20,699 max.	up to 18 months	$13,799 max.	up to 12 months	$27,599 max.	up to 24 months
280G Tax Gross-Up					0

(1)	This calculation is based upon Mr. Garcia’s base salary as of May 31, 2009, which was $950,000.

(2)	His agreement provides for salary continuation for a minimum of 6 months, but up to the later of (a) 18 months or (b) his becoming employed elsewhere. The salary continuation ceases if he violates any of the restrictive covenants contained in his employment agreement.

(3)	His agreement provides for salary continuation for up to 12 months, but ceases in the event he becomes employed elsewhere or violates any of the restrictive covenants contained in his agreement.

(4)	His agreement provides for salary continuation for up to 24 months, but ceases in the event he becomes employed elsewhere or violates any of the restrictive covenants contained in his agreement.

Type of Payment	Voluntary Resignation		Death		Disability		Retirement
Base salary severance	0		0		0		0
Other cash severance	0		0		0		0
Restricted Stock Acceleration	0		$2,602,019	all	$2,602,019	all	$2,602,019	all
Performance-Based Restricted Stock Unit Acceleration	$204,357	25%	$817,472	all	$817,472	all	$817,472	all
Stock Option Acceleration	0		$226,575	all	$226,575	all	$226,575	all
Benefit Continuation	0		0		0		0

Joseph C. Hyde

Type of Payment	Termination by the Company other than For Cause or For Poor Performance or Resignation by Executive for Good Reason		Termination for Poor Performance		Termination Without Cause or Resignation by Executive for Good Reason in connection with a Change of Control
Base salary severance (1)	$200,000-$600,000	Minimum of 6 months salary continuation but up to 18 months (2)	0-$400,000	Up to 12 months of salary continuation (3)	$800,000	24 months (4)
Other cash severance	$140,000 minimum	At least 50% of target opportunity is guaranteed	0	No bonus guaranteed	$280,000	100% of target opportunity
Restricted Stock Acceleration	$547,063	all	$404,687	24 months	$547,063	all
Performance-Based Restricted Stock Unit Acceleration	$194,161	all	$97,101	24 months	$194,161	all
Stock Option Acceleration	$59,813	24 months	$59,813	24 months	$59,813	all
Benefit Continuation	$23,055 max.	up to 18 months	$15,370 max	up to 12 months	$23,055 max.	up to 18 months
280G Tax Gross-Up					0

(1)	This calculation is based upon Mr. Hyde’s base salary as of May 31, 2009, which was $400,000.

(2)	His agreement provides for salary continuation for a minimum of 6 months, but up to the later of (a) 18 months or (b) his becoming employed elsewhere or engaging in other income-producing activities (which is further specified in his agreement). The salary continuation ceases if he violates any of the restrictive covenants contained in his employment agreement.

(3)	His agreement provides for salary continuation for up to 12 months, but ceases in the event he becomes employed elsewhere or engages in other income-producing activities (which is further specified in his agreement) or violates any of the restrictive covenants contained in his agreement.

(4)	His agreement provides for salary continuation for up to 24 months, but ceases in the event he becomes employed elsewhere or violates any of the restrictive covenants contained in his agreement.

Type of Payment	Voluntary Resignation		Death		Disability		Retirement
Base salary severance	0		0		0		0
Other cash severance	0		0		0		0
Restricted Stock Acceleration	0		$547,063	all	$547,063	all	$547,063	all
Performance-Based Restricted Stock Unit Acceleration	$48,530	25%	$194,161	all	$194,161	all	$194,161	all
Stock Option Acceleration	0		$59,813	all	$59,813	all	$59,813	all
Benefit Continuation	0		0		0		0

James G. Kelly

Type of Payment	Termination by the Company other than For Cause or For Poor Performance or Resignation by Executive for Good Reason		Termination for Poor Performance		Termination Without Cause or Resignation by Executive for Good Reason in connection with a Change of Control
Base salary severance (1)	$300,000-$900,000	Minimum of 6 months salary continuation but up to 18 months (2)	0-$600,000	0-12 months (3)	$1,200,000	24 months (4)
Other cash severance	$225,000 minimum	At least 50% of target opportunity is guaranteed	$225,000	At least 50% of target opportunity is guaranteed	$450,000	100% of target opportunity
Restricted Stock Acceleration	$867,364	all	$644,885	24 months	$867,364	all
Performance-Based Restricted Stock Unit Acceleration	$267,145	all	$133,573	24 months	$267,145	all
Stock Option Acceleration	$100,700	24 months	$100,700	24 months	$100,700	all
Benefit Continuation	$27,938 max.	up to 18 months	$18,625 max.	up to 12 months	$18,625 max.	up to 12 months
280G Tax Gross-Up					0

(1)	This calculation is based upon Mr. Kelly’s base salary as of May 31, 2009, which was $600,000.

(2)	His agreement provides for salary continuation for a minimum of 6 months, but up to the later of (a) 18 months or (b) his becoming employed elsewhere or engaging in other income-producing activities (which is further specified in his agreement). The salary continuation ceases if he violates any of the restrictive covenants contained in his employment agreement.

(3)	His agreement provides for salary continuation for up to 12 months, but ceases in the event he becomes employed elsewhere or engages in other income-producing activities (which is further specified in his agreement) or violates any of the restrictive covenants contained in his agreement.

(4)	His agreement provides for salary continuation for up to 24 months, but ceases in the event he becomes employed elsewhere or violates any of the restrictive covenants contained in his agreement.

Type of Payment	Voluntary Resignation		Death		Disability		Retirement
Base salary severance	0		0		0		0
Other cash severance	0		0		0		0
Restricted Stock Acceleration	0		$867,364	all	$867,364	all	$867,364	all
Performance-Based Restricted Stock Unit Acceleration	$66,807	25%	$267,145	all	$267,145	all	$267,145	all
Stock Option Acceleration	0		$100,700	all	$100,700	all	$100,700	all
Benefit Continuation	0		0		0		0

Carl J. Williams

Type of Payment	Termination by the Company for Any Reason
Base salary severance (1)	$250,000	(2)
Other cash severance	$500,000	2009 bonus guaranteed
Restricted Stock Acceleration	$848,949	through August 31, 2010
Performance-Based Restricted Stock Unit Acceleration	$113,137	through August 31, 2010
Stock Option Acceleration	$37,763	through August 31, 2010
Benefit Continuation	$19,213 max.	up to August 31, 2010
280G Tax Gross-Up	0

(1)	This calculation is based upon Mr. William’s employment agreement.

(2)	In the event of a termination by the Company for any reason, his agreement provides for salary continuation through August 31, 2010, but ceases in the event he violates any of the restrictive covenants contained in his employment agreement.

Type of Payment	Voluntary Resignation		Death		Disability		Retirement
Base salary severance	0		0		0		0
Other cash severance	0		0		0		0
Restricted Stock Acceleration	0		$1,071,428	all	$1,071,428	all	$1,071,428	all
Performance-Based Restricted Stock Unit Acceleration	$56,568	25%	$226,274	all	$226,274	all	$226,274	all
Stock Option Acceleration	0		$37,763	all	$37,763	all	$37,763	all
Benefit Continuation	0		0		0		0

Suellyn P. Tornay

Type of Payment	Termination by the Company other than For Cause or For Poor Performance or Resignation by Executive for Good Reason		Termination for Poor Performance		Termination Without Cause or Resignation by Executive for Good Reason in connection with a Change of Control
Base salary severance (1)	$175,000-$525,000	6-18 months (2)	0-$350,000	0-12 months (3)	$700,000	24 months (4)
Other cash severance	$192,500	100% of target opportunity since termination is assumed to have occurred on May 31.	$192,500	100% of target opportunity since termination is assumed to have occurred on May 31.	$192,500	100% of target opportunity
Restricted Stock Acceleration	$400,330	all	$293,539	24 months	$400,330	all
Performance-Based Restricted Stock Unit Acceleration	$134,334	all	$67,188	24 months	$134,334	all
Stock Option Acceleration	$37,763	24 months	$37,763	24 months	$37,763	all
Benefit Continuation	$8,138 max.	up to 18 months	$5,425 max.	up to 12 months	$10,850 max.	up to 24 months
280G Tax Gross-Up					0

(1)	This calculation is based upon Ms. Tornay’s base salary as of May 31, 2009, which was $350,000.

(2)	Her agreement provides for salary continuation for a minimum of 6 months, but up to the later of (a) 18 months or (b) her becoming employed elsewhere. The salary continuation ceases if she violates any of the restrictive covenants contained in the employment agreement.

(3)	Her agreement provides for salary continuation for up to 12 months, but ceases in the event she becomes employed elsewhere or violates any of the restrictive covenants contained in her agreement.

(4)	Her agreement provides for salary continuation for up to 24 months, but ceases in the event she becomes employed elsewhere or violates any of the restrictive covenants contained in her agreement.

Type of Payment	Voluntary Resignation		Death		Disability		Retirement
Base salary severance	0		0		0		0
Other cash severance	0		0		0		0
Restricted Stock Acceleration	0		$400,330	all	$400,330	all	$400,330	all
Performance-Based Restricted Stock Unit Acceleration	$33,594	25%	$134,334	all	$134,334	all	$134,334	all
Stock Option Acceleration	0		$37,763	all	$37,763	all	$37,763	all
Benefit Continuation	0		0		0		0

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board and to report the results of the Audit Committee’s activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and the independent registered public accounting firm (Deloitte) is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. In this context, the Audit Committee has reviewed and discussed with management and Deloitte our audited financial statements as of and for the year ended May 31, 2009. The Audit Committee has discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Deloitte their independence. In addition, the Audit Committee has considered the compatibility of non-audit services with Deloitte’s independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in our annual report on Form 10-K for the year ended May 31, 2009 for filing with the SEC.

AUDIT COMMITTEE

Michael W. Trapp, Chairperson

Gerald J. Wilkins

Alan M. Silberstein

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reporting forms, or written representations that no annual forms (Form 5) were required, we believe that, during the 2009 fiscal year, all of our officers, directors and 10% shareholders complied with the reporting requirements of the SEC regarding their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934), except a late Form 5 was filed on behalf of Mr. Garcia, Mr. Hyde, Mr. Kelly, Ms. Tornay and Mr. Picciano reflecting purchases in the Employee Stock Purchase Plan or in the 401k plan. Two late Form 4s were filed reflecting the acquisition of performance based and restricted stock awards or disposition of stock for tax purposes for Mr. Garcia, Mr. Hyde, and Ms. Tornay. Mr. Kelly, Mr. Schuessler, and Mr. Picciano each had three late Form 4s, and Mr. Williams had five late Form 4 filings reflecting the acquisition of performance-based and restricted stock awards or disposition of stock for tax purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether they qualify for disclosure as a transaction with related persons under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934. Management screens for these relationships and transactions through the annual circulation of a Directors and Officers Questionnaire (“D&O Questionnaire”) to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Securities Act of 1934. The D&O Questionnaire contains questions intended to identify related persons and transactions between the Company and related persons. In addition, our Employee Code of Conduct and Ethics requires employees to report to the General Counsel or Chief Executive Officer any transaction involving themselves or their immediate family members and the Company that may create a conflict of interest with the Company and further requires the Chief Executive Officer to approve in writing any such transaction with a related person. The members of our disclosure committee also identify any potential related-person transactions. If our management identifies a transaction with a related person, the Audit Committee Charter requires that such transaction be brought to the attention of the Audit Committee for its approval of the financial disclosure pertaining to such transaction. Since June 1, 2008, there have been no transactions with related persons required to be disclosed pursuant to Item 404 of Regulation S-K.

ADDITIONAL INFORMATION

A.	Solicitation of Proxies

The cost of soliciting proxies will be borne by us; however, shareholders voting electronically (via phone or the Internet) should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies. In addition to solicitation of shareholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and we may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. We have also engaged Georgeson Shareholder to solicit proxies on our behalf and we estimate that the fees for such services will not exceed $10,000.

B.	Shareholder Proposals

Only proper proposals under Rule 14a-8 of the Securities Exchange Act of 1934 that are timely received will be included in the proxy statement and proxy for the 2010 annual meeting of shareholders. Notice of shareholder proposals will be considered untimely if received by us after May 7, 2010. If we do not receive notice of any matter that a shareholder wishes to raise at the 2010 annual meeting no later than 60 calendar days before the first anniversary of the date on which this proxy statement is first mailed by the Company, which is expected to be June 23, 2010, and a matter is properly raised at such meeting, the proxies granted in connection with that meeting will have discretionary authority whether or not to vote on the matter.

C.	Shareholder List

We will maintain a list of shareholders entitled to vote at the Annual Meeting at our corporate offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473. The list will be available for examination at the Annual Meeting.

D.	Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedule (but without exhibits) for the fiscal year ended May 31, 2009, will be provided, free of charge, upon written request of any shareholder addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328-3473, Attention: Jane Elliott, Investor Relations. Additionally, the EDGAR version of our Form 10-K is available on the Internet on the SEC’s web site (www.sec.gov).

E.	Closing Price

The closing price of the Common Stock, as reported by the New York Stock Exchange on August 10, 2009 was $42.55.

F.	Code of Business Conduct and Ethics

We have adopted an Employee Code of Conduct and Ethics, a Director Code of Conduct and Ethics, and a Code of Ethics for Senior Financial Officers, all of which are available on our website at www.globalpaymentsinc.com and will be provided free of charge, upon written request of any shareholder addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473, Attention: Investor Relations.

We intend to post amendments to or waivers from the Code of Ethics for Senior Financial Officers on our website at www.globalpaymentsinc.com.

EXHIBIT A

THIRD AMENDED AND RESTATED

2005 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of the Global Payments Inc. Amended and Restated 2005 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Global Payments Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Company” means Global Payments Inc., a Georgia corporation, or any successor corporation.

(h) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director, shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement, and shall not be considered interrupted in a circumstance in which a Participant transfers from a full time employee of the Company or an Affiliate to a full time position as a director of the Company or of an Affiliate.

(i) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(j) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is permanent in nature and can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which is permanent in nature and can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(k) “Deferred Stock Unit” means a right granted to a Participant under Article 11.

(l) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(m) “Effective Date” has the meaning assigned such term in Section 3.1.

(n) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(o) “Exchange” means the New York Stock Exchange (“NYSE”) or any national securities exchange on which the Stock may from time to time be listed or traded.

(p) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the NYSE, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the NYSE, the mean between the bid and offered prices as quoted by NASDAQ for such trading date, provided that if it is determined that the fair market value is not properly reflected by such NASDAQ quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the Code.

(q) “Full Value Award” means an Award other than in the form of an Option or SAR and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(r) “Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(s) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(t) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(u) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(v) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(w) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(x) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(y) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(z) “Performance Award” means Performance Shares, Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(aa) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(bb) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(cc) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(dd) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ee) “Plan” means the Global Payments Inc. Amended and Restated 2005 Incentive Plan, as amended from time to time.

(ff) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.10(b), or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(gg) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(hh) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(ii) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj) “Retirement” in the case of an employee means voluntary termination of employment with the Company, a Parent or Subsidiary after age 65 with ten years of continual service. “Retirement” in the case of a non-employee director of the Company means retirement of the director in accordance with the provisions of the Company’s bylaws as in effect from time to time or the failure to be re-elected or re-nominated as a director.

(kk) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(ll) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(mm) “Stock” means the no par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(nn) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(oo) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(pp) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(qq) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1 EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the shareholders of the Company (the “Effective Date”).

3.2 TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 14, based in each case on such considerations as the Committee in its sole discretion determines;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Certificate as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4 AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 8,000,000 (after taking into account the stock split which occurred in October 2005); provided, however, that each share of Stock issued pursuant to a Full Value Award shall reduce the number of Available Shares by 2 shares.

5.2 SHARE COUNTING.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d) To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason (other than Shares used to satisfy an applicable tax withholding obligation), only the number of Shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 600,000 (after taking into account the stock split which occurred in October 2005). The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards granted in any one calendar year to any one Participant shall be $5,000,000 in fair market value (measured as of the Grant Date). The aggregate dollar value of any Performance-Based Cash Award that may be paid to any one Participant during any one calendar year under the Plan shall be $2,500,000. The aggregate maximum fair market value (measured as of the Grant Date) of any other Awards that may be granted to any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $2,500,000.

ARTICLE 6

ELIGIBILITY

6.1 GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, subject to Section 7.2(a) with respect to Incentive Stock Options.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

(e) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option.

7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b) LAPSE OF OPTION. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1) The expiration date set forth in the Award Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4) One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5) One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

(c) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e) EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was adopted by the Board, or the termination of the Plan, if earlier.

(f) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g) ELIGIBLE GRANTEES. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) EXERCISE TERM. In no event may any Stock Appreciation Right be exercisable for more than ten years from the Grant Date.

(c) NO DEFERRAL FEATURE. No Stock Appreciation Right shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Stock Appreciation Right.

(d) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

PERFORMANCE AWARDS

9.1 GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2 PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

9.3 RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Awards that will be paid to the Participant.

9.4 OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1 GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.

10.4 DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DEFERRED STOCK UNITS

11.1 GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1 GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

14.3 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or (for Awards other than Options or SARs) on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.4 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.5 BENEFICIARIES. Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

14.6 STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.7 ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and any performance-based criteria shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of such termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate; provided, however, that in the case of acceleration upon the Participant’s Retirement, any Awards in the nature of rights that may be exercised shall remain exercisable until the earlier of (i) the original expiration of the Award, or (ii) the fifth anniversary of the Participant’s Retirement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8 ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 14.7 above, and subject to Section 14.10 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

14.9 EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.7 or 14.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.10 QUALIFIED PERFORMANCE-BASED AWARDS.

(a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

(b) When granting any other Award (including a below-market priced Option or SAR), the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate (and may be stated in terms of a dollar amount, a percentage increase, a target percentage or as an amount or percent of change over time):

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends)

•	Return on equity

•	Return on assets

•	Return on investment

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

(c) Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

(d) The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(e) Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. The Committee has the right for any reason to reduce (but not increase) an Award, notwithstanding the achievement of a specified performance goal.

(f) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

14.11 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1 MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.”

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 17

GENERAL PROVISIONS

17.1 NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

17.2 NO SHAREHOLDER RIGHTS. No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

17.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. The Plan is not intended to be subject to ERISA.

17.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.9 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.10 FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.11 GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.12 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Georgia.

17.13 ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.14 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.15 NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.16 SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

The foregoing is hereby acknowledged as being the Global Payments Inc. Third Amended and Restated 2005 Incentive Plan as adopted by the Committee on December 31, 2008.

GLOBAL PAYMENTS INC.

By:	/s/ Suellyn P. Tornay
Suellyn P. Tornay
Its:	General Counsel

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 30, 2009.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/GPN • Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Class III Directors:	For	Withhold		For	Withhold		For	Withhold	È
	01 - Alex W. Hart*	☐	☐	02 - William I Jacobs*	☐	☐	03 - Alan M. Silberstein*	☐	☐

*  Each to serve until the 2012 Annual Meeting of Shareholders, or until their respective successors are elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death.

		For	Against	Abstain			For	Against	Abstain

2.	On the proposal to ratify the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants.	☐	☐	☐	3.	On the proposal to approve a list of Qualified Business Criteria for performance-based awards to be granted under the Third Amended and Restated 2005 Incentive Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.                  Signature 1 — Please keep signature within the box.                Signature 2 — Please keep signature within the box.

/ /

Directions to Global Payments Corporate Headquarters

Global Payments Inc.

10 Glenlake Parkway NE, North Tower

Atlanta, GA 30328-3473

770.829.8000

Using GA 400 North, take exit 5B (Sandy Springs) and drive west on Abernathy Road about one block. Turn right on Glenlake Parkway. 10 Glenlake Parkway is the first drive on the left. (The North Tower is the building to your right upon entering the circular drive). Using GA 400 South, exit 5 Abernathy Road and follow instructions above.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — GLOBAL PAYMENTS INC.

2009 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL PAYMENTS INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

The undersigned shareholder of Global Payments Inc. (the “Company”), Atlanta, Georgia, hereby constitutes and appoints Paul R. Garcia or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of shareholders to be held at the Company’s offices at 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328, on September 30, 2009, at 11:00 a.m., Atlanta time (the “Annual Meeting”), or at any adjournments or postponements thereof, upon the proposal described in the Notice of 2009 Annual Meeting of Shareholders and Proxy Statement, both dated August 21, 2009, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any adjournments or postponements of the Annual Meeting, for the election of one or more persons to the Board of Directors if any of the nominees named herein becomes unable to serve or for good cause will not serve, on matters which the Board of Directors does not know a reasonable time before making the proxy solicitations will be presented at the Annual Meeting, or any other matters which may properly come before the Annual Meeting and any adjournments or postponements thereto.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” election of the director nominees named in Proposal 1, “FOR” Proposal 2 relating to the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants, “FOR” Proposal 3 relating to the approval of a list of Qualified Business Criteria for Performance-based awards to be granted under the Global Payments Inc. Third Amended and Restated 2005 Incentive Plan, and with discretionary authority on all other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

YOU MAY VOTE BY TELEPHONE, THE INTERNET, OR U.S. MAIL.

If you are voting by telephone or the Internet, please do not mail your proxy.

IMPORTANT ANNUAL MEETING OF SHAREHOLDERS

INFORMATION — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for the

Global Payments Inc. Annual Shareholder Meeting to be Held on September 30, 2009

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/GPN

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/GPN to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before September 20, 2009 to facilitate timely delivery.

Shareholder Meeting Notice

Global Payments Inc.’s Annual Meeting of Shareholders will be held on September 30, 2009 at

10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328, at 11:00 a.m. Atlanta Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	The Nominees for Election of Class III Directors – Alex W. Hart, William I Jacobs, Alan M. Silberstein.

2.	Ratify the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants.

3.	The approval of the list of Qualified Business Criteria for performance-based awards to be granted under the Third Amended and Restated 2005 Incentive Plan.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Global Payments Inc. Annual Meeting

Directions to the 2009 annual meeting.

Using GA 400 North, take exit 5B (Sandy Springs) and drive west on Abernathy Road about one block. Turn right on Glenlake Parkway. 10 Glenlake Parkway is the first drive on the left. (The North Tower is the building to your right upon entering the circular drive).

Using GA 400 South, exit 5 Abernathy Road and follow instructions above.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

•   Internet – Go to www.envisionreports.com/GPN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

•   Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

•   Email – Send email to investorvote@computershare.com with “Proxy Materials Global Payments Inc.” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by September 20, 2009.

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